UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ANTHERA PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

25801 Industrial Boulevard, Suite B
Hayward, California 94545

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 16, 2013

The Annual Meeting of Stockholders of Anthera Pharmaceuticals, Inc. will be held on Thursday, May 16, 2013 at 11:00 a.m. local time, at the office of MacDougall Biomedical Communications, 1204 Burlingame Avenue #8, Burlingame, CA 94010, for the following purposes:

1. To elect two Class I directors, as nominated by the Board of Directors, to hold office until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013;

3. To approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, to (i) effect a reverse stock split of our common stock in the range of 1:5 to 1:8, such ratio to be deterined in the discretion of our Board of Directors and (ii) reduce the number of authorized shares of common stock from 195,000,000 to 100,000,000 (on a post-split basis);

4. To approve the Company’s 2013 Stock Option and Incentive Plan;

5.  To hold a non-binding, advisory vote on the executive compensation of the Company’s named executive officers;

6.  To hold a non-binding, advisory vote on the frequency of future advisory votes on the executive compensation of the Company’s named executive officers; and

7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Proposal 1 relates solely to the election of two Class I directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

The Board of Directors has fixed the close of business on March 26, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy over the Internet or by telephone.  You may also vote by mail by requesting a printed copy of the proxy materials and then by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the Annual Meeting of Stockholders and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors Anthera Pharmaceuticals, Inc.

Paul F. Truex
President

Hayward, California
April 5, 2013

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. You are urged to vote either via the Internet or telephone, or vote by mail by requesting a printed copy of the proxy card. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

ANTHERA PHARMACEUTICALS, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2013

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies for use prior to or at the Annual Meeting of Stockholders (the “Annual Meeting”) of Anthera Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, to be held at 11:00 a.m. local time on Thursday, May 16, 2013 and at any adjournments or postponements thereof for the following purposes:

•	To elect two Class I directors, as nominated by the Board of Directors, to hold office until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013;

•
To approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, to (i) effect a reverse stock split of our common stock in the range of 1:5 to 1:8, such ratio to be deterined in the discretion of our Board of Directors and (ii) reduce the number of authorized shares of common stock from 195,000,000 to 100,000,000 (on a post-split basis);

•	To approve the Company’s 2013 Stock Option and Incentive Plan;

•	To hold a non-binding, advisory vote on the executive compensation of the Company’s named executive officers;

•	To hold a non-binding, advisory vote on the frequency of future advisory votes on the executive compensation of the Company’s named executive officers; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting will be held at the office of MacDougall Biomedical Communications, 1204 Burlingame Avenue #8, Burlingame, CA 94010. The Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, will be mailed to stockholders on or about April 5, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 16, 2013

This proxy statement and the Company’s 2012 Annual Report are available electronically at www.proxyvote.com.

Solicitation

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on March 26, 2013 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on March 26, 2013, there were 148,900,254 shares of common stock issued and outstanding.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock (present in person or represented by proxy) will constitute a quorum. We will appoint election inspectors for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Votes Required for Each Proposal

To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?

Election of Directors	Plurality	No
Ratification of Deloitte & Touche LLP	Majority	Yes
Reverse Stock Split	Majority of outstanding shares of our common stock	No

2013 Stock Option and Incentive Plan	Majority	No
Advisory Vote on Executive Compensation	Majority	No
Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	Plurality	No

“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

“Majority” means a majority of the votes properly cast for and against such matter.

“Plurality” means a plurality of the votes properly cast on such matter.

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Proposal One — Election of Directors.  If a quorum is present, the two director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “FOR” all nominees, “WITHHOLD” for all nominees or “WITHHOLD” for any nominee by specifying the name of such nominee on your proxy card. Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal Two — Approval of the Ratification of Deloitte & Touche LLP as independent registered public accountants.  Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

Proposal Three — Reverse Stock Split.  Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

Proposal Four — Approval of 2013 Option Plan.  Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

Proposal Five — Advisory Vote on Executive Compensation.  Approval of this proposal, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

Proposal Six — Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation.  You may vote to approve, on a non-binding, advisory basis, “EVERY YEAR”, “EVERY TWO YEARS”, “EVERY THREE YEARS” or “ABSTAIN” for the frequency of the non-binding, advisory vote on the compensation of our named executive officers.  By selecting one of these alternatives, shareholders are voting to approve their chosen alternative and are not voting to approve or disapprove of the recommendation of our Board of Directors. If you abstain from voting on the proposal, it will have no effect on the voting of the proposal. If you just sign and submit your proxy card without marking your voting instructions, your shares will be voted “EVERY THREE YEARS” for the frequency of the resolution approving the compensation of our named executive officers.

We request that you vote your shares by proxy following the methods as instructed by the notice: over the Internet, by telephone or by mail if you request a printed copy of the proxy card.  If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR (1) the election of the Company’s nominees as directors; (2) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013; (3) the amendment of the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock; (4) the approval of the Company’s 2013 Stock Option and Incentive Plan (5) approval of the executive compensation of the Company’s named executive officers, on a non-binding, advisory basis, (6) for “EVERY THREE YEARS” for the frequency of the resolution approving the compensation of our named executive officers and (7) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Voting by Proxy Over the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote by proxy by mail if they request a printed copy of the proxy materials, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the website indicated in the Notice of Internet Availability. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Wednesday, May 15, 2013. The notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a printed copy of the proxy and annual report next year.  Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany the Notice of Internet Availability will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Bradley A. Bugdanowitz, Secretary, c/o Anthera Pharmaceuticals, Inc., at the address of our principal executive offices at 25801 Industrial Boulevard, Suite B, Hayward, California 94545. Our telephone number is (510) 856-5600. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to the Board of Directors to be presented at the 2014 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than December 6, 2013 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting.

Our Amended and Restated Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than January 16, 2014 and no later than February 15, 2014. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1
ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. This year, the term of the directors in Class I expires. Each of our Class I directors will stand for re-election at the Annual Meeting. Our Board of Directors is currently comprised of eight members. If each of the nominees are elected at the Annual Meeting of Stockholders, the composition of our Board will be as follows: Class I — Messrs. Thompson and Zweifach; Class II — Drs.  Dziurzynski and Thompson; and Class III — Drs. Healy and Henney and Messrs. Spiegelman and Truex.

In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the two nominees designated below to serve until the 2016 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.  All of the nominees are currently directors. The Board of Directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of March 1, 2013 are set forth below.

Name	Age	Position

Paul Francis Truex	44	Chief Executive Officer, President and Director
Christopher S. Henney, Ph.D.	72	Chairman of the Board of Directors
James I. Healy, M.D., Ph.D.	48	Director
Bogdan Dziurzynski, D.P.A.	64	Director
Daniel K. Spiegelman	54	Director
David E. Thompson	65	Director
Peter A. Thompson, M.D.	53	Director
Sanford S. Zweifach(1)	56	Director

(1)	Dr. Zweifach joined our Board on March 25, 2013.

Nominees for Director

Class I:

Each of the persons listed below is nominated for election to Class I of the Board of Directors to serve a three-year term ending at the 2016 annual meeting of stockholders and until his successor is elected and qualified. The Board of Directors recommends that you vote FOR each of the following nominees.

David E. Thompson.  Mr. Thompson has served as a member of our Board of Directors since November 2005. Mr. Thompson served as Vice President of Corporate Strategy Business Development for Eli Lilly and Company from January 2001 until his retirement in July 2005. Thereafter, he was a partner at VantagePoint Venture Partners from 2006 through 2008. Mr. Thompson holds a B.S. and an M.B.A. from Michigan State University.

The Board of Directors believes Mr. Thompson is suited to serve on our Board due to his substantial prior experience in the pharmaceutical industry.

Sanford Zweifach. Mr. Zweifach is a senior executive with over 20 years in the life sciences industry. He has extensive experience in the areas of corporate partnering, business development, operational and financial experience, private and public investing and capital raising.  From 2005 until 2010, Mr. Zweifach was a Managing Director at Reedland Capital Partners, a boutique investment bank, where he headed its life sciences merger and acquisition, and advisory efforts, bringing with him 15 years of proven experience in investment banking, investing, business development, merger and acquisition, and management.   Prior to joining Reedland, Mr. Zweifach was Chief Executive Officer of Pathways Diagnostics Corp, a biomarker development company.  Previously, from 1997 to 2003, Mr. Zweifach was Chief Financial Officer and Managing Director of Bay City Capital, LLC, a merchant bank specializing in the biotech and life science industry, where he was responsible for oversight of the firm's finance department as well as President of the firm's merger and acquisition, and financing division. From 1995 to 1998, Mr. Zweifach was President and Chief Financial Officer of Epoch Biosciences Corporation, which was acquired by Nanogen in 2004.  Previously, Mr. Zweifach was a Certified Public Accountant for Coopers & Lybrand and held various investment banking positions focusing in the biotechnology industry.  Mr. Zweifach received his B.A. in Biology from University of California, San Diego and holds an M.S. in Human Physiology from University of California, Davis.

The Board of Directors believes Mr. Zweifach is suited to serve on our Board due to his extensive finance and business development experience in the biotechnology industry.

Continuing Directors

Class II: Currently Serving Until the 2014 Annual Meeting

Bogdan Dziurzynski, D.P.A. Dr. Dziurzynski has been a consultant in strategic regulatory management to the biotechnology industry since 2001.   Dr. Dziurzynski serves on the Board of the Biologics Consulting Group, Inc. and the Board of Directors of Dendreon Corporation, a biotechnology company.  Dr. Dziurzynski is a fellow and past chairman of the board and a past president of the Regulatory Affairs Professional Society. He also serves as an advisory board member of Integrated Biotherapeutics, Inc. From 1994 to 2001, Dr. Dziurzynski was the Senior Vice President of Regulatory Affairs and Quality Assurance for MedImmune, Inc., a biotechnology company. From 1988 to 1994, Dr. Dziurzynski was Vice President of Regulatory Affairs and Quality Assurance for Immunex Corporation, a biotechnology company. Dr. Dziurzynski has a B.A. in Psychology from Rutgers University, an M.B.A. from Seattle University and a Doctorate in Public Administration from the University of Southern California.

The Board of Directors has determined that Dr. Dziurzynski is suited to serve on our Board due to his extensive global regulatory expertise and broad pharmaceutical industry experience.

Peter A. Thompson, M.D.  Dr. Thompson has served as a member of our Board of Directors since February 2011.  Dr. Thompson is currently a Venture Partner with OrbiMed Advisors, LLC and has over 20 years of industry experience. He co-founded Trubion Pharmaceuticals, and served as Chief Executive Officer and Chairman from its inception through its IPO on NASDAQ and as a public company until his retirement in 2009. Dr. Thompson is the former Vice President and General Manager of Chiron Informatics at Chiron Corporation and held various executive positions at Becton Dickinson, including Vice President, Research and Technology Department of BD Bioscience. Dr. Thompson is a co-founder of iMetrikus, a clinical decision support company, where he served as Chief Executive Officer and Chairman. He is the founder and Managing Director of Strategicon Partners, an investment and management services company. Dr. Thompson is an Ernst & Young Entrepreneur of the Year awardee, an inventor on numerous patents, a board-certified internist and oncologist, and was on staff at the National Cancer Institute following his internal medicine training at Yale University. Dr. Thompson served on the Board of Directors of Trubion Pharmaceuticals from 2006 through 2009 and currently serves on the Board of Directors for Response Biomedical (RBM.TO), Methylgene (MYG.TO), Cleave BioSciences, Cardioxy Pharmaceuticals, Oxford BioScience, Principia Biosciences, and CoDa Therapuetics.

Based on Dr. Thompson’s extensive industry experience, the Board of Directors has determined that Dr. Thompson to be a valuable member of our Board.

Dr. Thompson has indicated his intention to resign from the Board of Directors, effective upon the completion of the Annual Meeting.

Class III: Currently Serving Until the 2015 Annual Meeting

 James I. Healy, M.D., Ph.D.  Dr. Healy has served as a member of our Board of Directors since August 2006.  He joined Sofinnova Ventures as a General Partner in 2000.  Dr. Healy was a founding investor and board member of Cellective (acquired by MedImmune), CoTherix (acquired by Actelion), Novacea, and InterMune.  He also serves on the boards of directors of several private companies.  In the pharmaceutical industry, Dr. Healy held positions at Bayer Pharmaceuticals (Miles) and ISTA Pharmaceuticals prior to its initial public offering.  He began his private equity career at Sanderling Ventures.  Dr. Healy holds a B.A. in molecular biology and a B.A. in Scandinavian studies from the University of California at Berkeley, an M.D. from Stanford University School of Medicine through the Medical Scientist Training Program, and a Ph.D. in immunology from Stanford University, where he was a Beckman Scholar and received a bursary award from the Novartis Foundation.  Dr. Healy is an active member of the BIO-NVCA Working Group.  Dr. Healy serves on the Boards of Directors of Amarin Corporation plc. (Nasdaq: AMRN), Durata Therapeutics Inc. (Nasdaq: DRTX), Hyperion Therapeutics, Inc. (Nasdaq: HPTX), KaloBios Pharmaceuticals, Inc. (Nasdaq: KBIO) and InterMune, Inc. (Nasdaq: ITMN), as well as the following private companies: InterKrin Therapeutics, Inc. and Sorbent Therapeutics.

Based on Dr. Healy’s extensive experience as a director of numerous biopharmaceutical companies and his medical training, the Board of Directors has determined that Dr. Healy possesses the necessary attributes to serve on our Board.

Christopher S. Henney, Ph.D.  Dr. Henney has served as the Chairman of our Board of Directors since August 2008 and has been a member of our Board of Directors since April 2005. Dr. Henney served as Chairman and Chief Executive Officer of Dendreon Corporation, a biotechnology company he co-founded, from 1995 until his retirement in July 2004. Dr. Henney was previously a founder of Immunex Corp. and Icos Corp. Dr. Henney holds a B.Sc. with honors in medical biochemistry, a Ph.D. in experimental pathology and a D.Sc. for contributions to the field of immunology, all from the University of Birmingham, England. Dr. Henney served as a director of AVI BioPharma Inc. from March 2009 until June 2010, and of Mymetics Corporation from March 2012 until November 2012.  Dr. Henney is currently the Chairman and a director of Oncothyreon, Inc (Nasdaq: ONTY). and is vice-chairman and a director of Cyclacel Pharmaceuticals, Inc (Nasdaq: CYCC).

The Board of Directors has determined that Dr. Henney is a valuable addition to our Board based upon his long history with the Company and his extensive experience in the biotechnology industry.

Daniel K. Spiegelman.  Mr. Spiegelman has served as a member of our Board of Directors since February 2010. Currently, Mr. Spiegelman serves as the Executive Vice President, Chief Financial Officer of BioMarin Pharmaceuticals, Inc. (Nasdaq: BMRN).  From 2009 to 2012, Mr. Spiegelman provided management and financial consulting services to biotechnology companies. From January 1998 to May 2009, Mr. Spiegelman served as Senior Vice President and Chief Financial Officer of CV Therapeutics, Inc., a biopharmaceutical company that was acquired by Gilead Sciences, Inc. in April 2009. From July 1991 to January 1998, Mr. Spiegelman served at Genentech, Inc., most recently as Treasurer. Mr. Spiegelman also serves on the board of directors of Affymax, Inc. (Nasdaq: AFFY), Oncothyreon, Inc. (Nasdaq: ONTY),  Jennerex Biotherapeutics, a privately-held biotech company, and until 2012, served on the boards of Cyclacel Pharmaceuticals, Inc. (Nasdaq: CYCC), and Omeros Corporation (Nasdaq: OMER).  Mr. Spiegelman holds a B.A. in economics from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Due to Mr. Spiegelman’s experience in serving as a director of multiple publicly-traded biopharmaceutical companies, as well as his prior employment at various pharmaceutical companies, our Board of Directors has concluded that Mr. Spiegelman possesses the necessary attributes to serve on our Board.

Paul F. Truex.  Mr. Truex has served as our President and Chief Executive Officer since our inception in September 2004 and as a member of our Board of Directors since November 2004. Prior to founding Anthera, Mr. Truex served as a Director, President and Chief Executive Officer of Peninsula Pharmaceuticals, Inc., a biopharmaceutical company, from the commencement of its operations in October 2001. Prior to Peninsula, Mr. Truex was Vice President of Commercial Development for Vicuron, Inc. from April 2000 to September 2001. From July 1997 to April 2000, Mr. Truex held various positions at Eli Lilly and Company. Mr. Truex holds an M.B.A. in marketing and finance from Indiana University and a B.A. in economics from the University of Waterloo. Mr. Truex is a director of Trius Therapeutics, Inc (Nasdaq: TSRX).

The Board of Directors has concluded that Mr. Truex should serve on our Board based on his deep knowledge of our Company gained from his positions as President and Chief Executive Officer, as well as his substantial experience in the pharmaceutical industry.

There are no family relationships between any of our directors or executive officers.

 Board of Directors’ Role in Risk Management

The Board of Directors has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board of Directors reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. For example, the Board of Directors meets with management at least quarterly to review, advise and direct management with respect to strategic business risks, litigation risks and risks related to the Company’s acquisition strategy, among others. The Board also delegates oversight to Board committees to oversee selected elements of risk as set forth below.

The Board of Directors has delegated day-to-day responsibility for administering and interpreting the Company’s Code of Business Conduct and Ethics to the Company’s Chief Financial Officer as compliance officer.

As part of its oversight of the Company’s financial reporting process and audits of the Company’s financial statements, our Audit Committee is responsible for reviewing financial risk exposures, including monitoring the quality and integrity of the Company’s financial statements, the effectiveness of internal controls over financial reporting, compliance with legal or regulatory requirements, the performance of the internal audit function and the performance and independence of the Company’s independent registered public accounting firm, among other responsibilities as set forth in the Audit Committee Charter. The Audit Committee receives periodic internal controls and related assessments from the Company’s finance department. In addition, our Audit Committee ensures that the Company’s business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by monitoring our Code of Business Conduct and Ethics Policy and our Employee Feedback Hotline, and the Audit Committee discusses other risk assessment and risk management policies of the Company periodically with management.

Our Compensation Committee participates in the design of compensation structures that create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

Our Nominating and Corporate Governance Committee oversees governance-related risks by developing and recommending to the Board working with management to establish corporate governance guidelines applicable to the Company, making recommendations regarding director nominees and membership on Board committees and overseeing the annual evaluation of the Board and management.

Compensation Plans Risk Assessment

As part of its oversight function, our Board of Directors and our Compensation Committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our Board of Directors has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Board of Directors and Committees of the Board

During 2012, the Board of Directors held a total of eight meetings. All directors attended at least 75% of the total number of Board meetings and meetings of Board committees on which the director served during the time he served on the Board or such committees.

The Board of Directors has determined each of the following current directors is an “independent director” as such term is defined in NASDAQ Marketplace Rule 5605(a)(2) and Section 10A of the Exchange Act: Messrs. Spiegelman, Thompson  and Zweifach and Drs. Dziurzynski, Henney, Healy and Thompson.

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors in accordance with current Nasdaq listing standards. Furthermore, our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the Securities and Exchange Commission (the “SEC). The Board of Directors has further determined that each of Daniel K. Spiegelman and Sanford Zweifach, members of the Audit Committee of the Board of Directors, are “Audit Committee Financial Experts,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Copies of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://www.anthera.com.

Audit Committee.  The Audit Committee appoints, approves the compensation of, and assesses the independence of our independent registered public accounting firm and pre-approves auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm. The Audit Committee is also responsible for reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures and preparing the report required by the rules of the SEC to be included in our annual proxy statement. The Audit Committee also coordinates the oversight and reviews the adequacy of our internal controls over financial reporting and establishes policies and procedures for the receipt and retention of accounting-related complaints and concerns. Currently, the Audit Committee is comprised of Mr. Spiegelman (Chair), Drs. Henney and Thompson, and Mr. Zweifach (appointed March 2013). During 2012, the Audit Committee held seven meetings.

Compensation Committee.  The Compensation Committee annually reviews and approves our goals and objectives relevant to compensation of our Chief Executive Officer, evaluates our Chief Executive Officer in light of such goals and determines the compensation of our Chief Executive Officer. The Compensation Committee also reviews and approves the compensation of all of our other officers, oversees and administers our incentive-based compensation and equity plans and reviews and makes recommendations to our Board of Directors with respect to director compensation. The Compensation Committee also produces an annual report on executive compensation for inclusion in our proxy statement. Currently, the Compensation Committee is comprised of Mr. Thompson (Chair), Mr. Zweifach (appointed March 2013), Dr. Dziurzynski and Dr. Thompson. During 2012, the Compensation Committee held six meetings.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors individuals to be nominated as directors and committee members. This includes establishing procedures for identifying and evaluating director candidates (including nominees recommended by stockholders). The Nominating and Corporate Governance Committee is also responsible for developing and recommending to our Board of Directors corporate governance guidelines, as well as overseeing the evaluation of our Board of Directors, committees of the Board and management. Currently, the Nominating and Corporate Governance Committee is comprised of Dr. Henney (Chair), Mr. Thompson and Dr. Dziurzynski.  During 2012, the Nominating and Corporate Governance Committee held one meeting.

Board Leadership

The positions of Chairman of the Board and Chief Executive Officer are presently separated and have historically been separated at Anthera. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

While our bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our separated Chairman and Chief Executive Officer positions are augmented by the independence of seven of our eight directors, and our three entirely independent Board committees that provide appropriate oversight in the areas described above. At executive sessions of independent directors, these directors speak candidly on any matter of interest, without the Chief Executive Officer or other executives present. The independent directors met eight times in 2012 without management present. We believe this structure provides consistent and effective oversight of our management and the Company.

Director Nominations

The director qualifications developed to date focus on what our Board believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria annually and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends has the highest personal and professional integrity, demonstrates exceptional ability and judgment and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders.

In addition to those minimum qualifications, the Nominating and Corporate Governance Committee shall recommend that our Board of Directors select persons for nomination to help ensure that:

•	a majority of our Board is “independent” in accordance with Nasdaq standards;

•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and

•
at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board select persons for nomination:

•	whether a nominee has direct experience in the pharmaceuticals industry or in the markets in which the Company operates; and

•	whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-employee directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm’s fees and other retention terms.

Each of the nominees for election as director at the 2013 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and each nominee is presently a director and stands for re-election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2013 Annual Meeting.

Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

•
disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

•	any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•	any rights to dividends on the shares that are separate from the underlying shares;

•	any performance related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;

•
a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business;

•
a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

With respect to proposed director nominees, the stockholder’s notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

For matters other than the election of directors, the stockholder’s notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The Board of Directors, a designated committee thereof or the chairman of the meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the proposal or nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors c/o the Secretary at our principal executive offices at the address set forth above. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication.

Director Attendance at Annual Meetings

Directors are invited to attend the Annual Meeting of Stockholders. All members of the Board of Directors attended our 2012 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has at any time during the past fiscal year been an officer or employee of the Company. None of the members of the Compensation Committee has formerly been an officer of the Company. None of our executive officers serve or in the past fiscal year has served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Compensation

Each of our non-employee directors receives a $40,000 annual retainer fee instead of per-meeting fees. In consideration for their services, the Chairman of our Board of Directors receives an additional $40,000, the chairman of our Audit Committee receives an additional $15,000 and the chairman of our Compensation Committee receives an additional $10,000, each on an annual basis.

Previously, each new non-employee director received a non-qualified stock option to purchase 25,000 shares of our common stock upon joining the Board, which vests over a four-year period from the date of grant. In addition, each non-employee director received a non-qualified stock option to purchase 12,000 shares of our common stock each year, which vests over a one-year period from the date of grant. Our Chairman also received a non-qualified stock option to purchase 15,000 shares of our common stock each year, which vests over a one-year period from the date of grant.

Commencing in 2013, we revised our director compensation program to provide that each new non-employee director receives a non-qualified stock option to purchase 150,000 shares of our common stock upon joining the Board, and a non-qualified option to purchase 100,000 shares of common stock each year, or 125,000 shares in the case of our Chairman. Cash compensation and vesting provisions were unchanged.

All members of our Board of Directors are eligible to receive full reimbursement for travel expenses arising from their attendance of our board meetings.

Director Compensation Table — 2012

The following table sets forth information with respect to the compensation earned by our non-employee directors during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)

Christopher S. Henney, Ph.D. (Chairman)(2)	$80,000	$16,020	$96,020
Bogdan Dziurzynski, D.P.A.(3)	$33,333	$46,374	$79,707
James I. Healy, M.D., Ph.D.(4)	$40,000	$12,816	$52,816
Donald J. Santel(5)	$24,194	$—	$24,194
Daniel K. Spiegelman(6)	$55,000	$12,816	$67,816
David E. Thompson(7)	$50,000	$12,816	$62,816
Peter A. Thompson(8)	$40,000	$12,816	$52,816
____________

(1)
This column reflects the aggregate grant date fair value of equity awards granted in 2012 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. See Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions made in determining the valuation of option awards.

(2)	Dr. Henney held 45,000 shares underlying stock options as of December 31, 2012.

(3)	Dr. Dziurzynski joined the Board of Directors on March 5, 2012. He held 37,000 shares of underlying stock options as of December 31, 2012.

(4)	Dr. Healy held 24,000 shares underlying stock options as of December 31, 2012.

(5)	Mr. Santel resigned from the Board of Directors on May 8, 2012. He held zero shares underlying stock options as of December 31, 2012.

(6)	Mr. Spiegelman held 61,000 shares underlying stock options as of December 31, 2012.

(7)	Mr. Thompson held 41,965 shares underlying stock options as of December 31, 2012.

(8)	Dr. Thompson held 49,000 shares underlying stock options as of December 31, 2012.

Required Vote

The two nominees receiving the highest number of affirmative votes of all the votes properly cast shall be elected as directors to serve until the 2016 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed above.

PROPOSAL 2

RATIFICATION OF AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013. Representatives of Deloitte & Touche LLP will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The following is a summary of fees billed by Deloitte & Touche LLP for fiscal years ended December 2012 and 2011:

	2012	2011

Audit Fees(1)	$216,005	$246,859
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$216,005	$246,859
____________

(1)
Includes fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements, including filing our registration statement on Form S-1 for our initial public offering and registration statements on Form S-3.

Audit Committee Pre-Approval Policies

The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals for non-audit services, provided such approvals are presented to the Audit Committee at a subsequent meeting. All services provided by Deloitte & Touche LLP during fiscal years 2012 and 2011 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Required Vote

The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

PROPOSAL 3

REVERSE STOCK SPLIT AND REDUCTION IN AUTHORIZED SHARES

The Board is recommending that the stockholders approve an amendment to the Company’s certificate of incorporation to (i) effect a reverse stock split of the Company’s outstanding shares of common stock at a ratio within a range of 1:5 to 1:8 and (ii) reduce the number of authorized shares of common stock from 195,000,000 to 100,000,000. If this proposal is approved, the Board or a committee of the Board will have the authority to decide, within twelve months from the Annual Meeting, whether to implement the split and the exact amount of the split within this range, if it is to be implemented. If the Board decides to implement the split, it will become effective upon the filing of the amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”). If the reverse split is implemented, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio selected by the Board or committee, and the total number of authorized shares of common stock after the reverse stock split would be reduced to 100,000,000 shares.  The form of amendment to the Company’s certificate of incorporation to effect the reverse split and reduce the number of authorized shares of common stock is attached as Annex A to this proxy statement and incorporated herein by reference.

Purpose and Background of the Reverse Split and Reduction in Authorized Shares of Common Stock

The Board’s primary objectives in proposing the reverse split are to raise the per share trading price of our common stock and to increase the number of shares of our authorized but unissued common stock. The Board believes that the reverse split would, among other things, (i) better enable the Company to maintain the listing of its common stock on The NASDAQ Global Market, (ii) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities and (iii) better enable the Company to raise funds to finance its planned operations.

The Company’s common stock is currently listed on The NASDAQ Global Market. On December 20, 2012, the Company received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) advising that for the previous 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(5). This notification had no immediate effect on the listing of the common stock.  NASDAQ stated in its letter that in accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until June 18, 2013, to regain compliance with the minimum bid price requirement. The NASDAQ letter also stated that if, at any time before June 18, 2013, the bid price of the common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the NASDAQ staff will provide the Company with written notification that it has achieved compliance with the minimum bid price requirement.

If the Company does not regain compliance with the minimum bid price requirement by June 18, 2013, the NASDAQ staff will provide the Company with written notification that the common stock will be delisted from the NASDAQ Global Market. At that time, the Company may appeal the delisting determination to a NASDAQ Listings Qualifications Panel pursuant to applicable NASDAQ rules. Alternatively, NASDAQ Marketplace Rule 4450(i) may permit the Company to transfer the common stock to the NASDAQ Capital Market if the common stock satisfies all criteria, other than compliance with the minimum bid price requirement, for initial inclusion on such market. In the event of such a transfer, the NASDAQ Marketplace Rules provide that the Company will be afforded an additional 180 calendar days to comply with the minimum bid price requirement while listed on the NASDAQ Capital Market.

If a delisting from NASDAQ Global Market were to occur, the common stock might be eligible for listing on the NASDAQ Capital Market as described above.  If a delisting from the NASDAQ Capital Market were to occur, the common stock would then trade on the OTC Bulletin Board or in the “pink sheets.” These alternative markets are generally considered to be less efficient than, and not as broad as, The NASDAQ Capital Market or The NASDAQ Global Market.

The closing sale price of the Company’s common stock on March 25, 2013 was $0.64 per share. The Board has considered the potential harm to the Company of a delisting from the NASDAQ Global Market and believes that a reverse stock split would help the Company regain compliance with NASDAQ’s minimum bid price listing standard.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the Company’s common stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Company’s common stock.

Furthermore, the Board believes that the reverse split would facilitate the Company’s efforts to raise capital to fund its planned operations. As previously disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), the Company will need to raise additional capital and may elect to do so through the issuance of equity securities. The reverse split and reduction in authorized shares of common stock would reduce the number of shares of authorized common stock by a smaller percentage than it reduces the total  number of shares of common stock outstanding. As a result, the Company would have a larger number of authorized but unissued shares from which to issue additional shares of common stock, or securities convertible or exercisable into shares of common stock, in equity financing transactions.  Currently, except as contemplated by its existing stock option plans and employee stock purchase plan, the Company has no agreements, plans, arrangements or understandings, written or oral, relating to the issuance of any of the additional shares of common stock to be authorized upon the approval of this proposal

The purpose of seeking stockholder approval of a range of exchange ratios from 1:5 to 1:8 (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board or a committee of the Board would effect a reverse stock split only upon the Board or committee’s determination that a reverse stock split would be in the best interests of the Company at that time. If the Board were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the range of 1:5 to 1:8. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the stockholders approve the proposal, and the Board or a committee of the Board determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse split, including the specific ratio selected by the Board or committee. If the Board or a committee of the Board does not implement the reverse stock split within twelve months from the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Material Effects of Proposed Reverse Stock Split and Reduction in Authorized Shares of Common Stock

The Board believes that the reverse split will increase the price level of the Company’s common stock in order to, among other things, ensure continued compliance with the NASDAQ Global Market’s minimum bid price listing standard and generate interest in the Company among investors. The Board cannot predict, however, the effect of the reverse split upon the market price for the common stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of common stock after the reverse split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse split, which would reduce the market capitalization of the Company. The market price per post- reverse split share may not remain in excess of the $1.00 minimum bid price as required by the NASDAQ Global Market, or the Company may not otherwise meet the additional requirements for continued listing on the NASDAQ Global Market. The market price of the common stock may also be based on our performance and other factors, the effect of which the Board cannot predict.

The reverse split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, the Company may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted on the NASDAQ Global Market on the Effective Date, multiplied by the fractional share amount, or (ii) make arrangements with the Company’s transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the reverse stock split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata portion of the sale proceeds.

The principal effects of the reverse split and reduction in authorized shares will be that (i) the number of shares of common stock issued and outstanding will be reduced from 148,900,254 1  shares as of March 22, 2013 to a range of 18,463,6611  to 29,780,0501 shares, depending on the exact split ratio chosen by the Board or a committee of the Board, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, one-fifth to one-eighth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse split, at an exercise price equal to five to eight times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse split, (iii) the number of shares reserved for issuance pursuant to the Company’s 2013 Stock Option and Incentive Plan and 2010 Employee Stock Purchase Plan will be reduced to one-fifth to one-eighth of the number of shares currently included in each such plan and (iv) the number of authorized shares of the Company’s common stock will be reduced from 195,000,000 to 100,000,000.

The reverse split will not affect the par value of the common stock. As a result, on the Effective Date of the reverse split, the stated capital on the Company’s balance sheet attributable to the common stock will be reduced to one-fifth to one-eighth of its present amount, depending on the exact amount of the split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

The amendment will not change the terms of the common stock. After the reverse split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

The reverse split and reduction in authorized shares of common stock will not change the number of authorized shares of the Company’s preferred stock or the terms of the preferred stock.

Because the Company will reduce the number of authorized shares of common stock by a smaller percentage than the reverse stock split, the overall effect will be an increase in authorized but unissued shares of common stock as a result of the reverse stock split. These shares may be issued at the Board’s discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock. If the reverse split is not approved, the Company may be unable to raise additional capital.

The reverse stock split may result in some stockholders owning ‘‘odd-lots’’ of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in ‘‘round-lots’’ of even multiples of 100 shares.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the reverse split is approved by the Company’s stockholders, and the Board or a committee of the Board determines it is in the best interests of the Company to effect the split, the reverse stock split would become effective at such time as the amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, the form of which is attached as Annex A to this proxy statement, is filed with the Secretary of State of the State of Delaware. Upon the filing of the amendment, all of the Company’s existing common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse split has been effected. American Stock Transfer and Trust Company, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the reverse split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

The Company will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In lieu of issuing fractional shares, the Company may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted on the NASDAQ Global Market on the Effective Date, multiplied by the fractional share amount, or (ii) make arrangements with the Company’s transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the reverse stock split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata portion of the sale proceeds.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the reverse stock split, the Board or a committee of the Board will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, the Board or committee will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s common stock, the NASDAQ Global Market listing requirements, the Company’s additional funding requirements and the amount of the Company’s authorized but unissued common stock.

No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, to effect the reverse stock split, and the Company does not intend to independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain U.S. federal income tax consequences relating to the reverse stock split as of the date hereof. Except where noted, this summary deals only with a stockholder who holds common stock as a capital asset.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of common stock is a stockholder who is not a U.S. holder.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not represent a description of the U.S. federal income tax consequences to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to stockholders who may be subject to special tax rules, such as:

•	partnerships

•	financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	dealers or traders in securities or currencies;

•
stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar;

•	stockholders who actually or constructively own 10 percent or more of the Company’s voting stock; or

•	a non-U.S. holder who is a U.S. expatriate, “controlled foreign corporation” or “passive foreign investment company.”

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the reverse stock split.

If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the reverse stock split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

U.S. Holders. Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the new shares of common stock will be the same as the aggregate adjusted basis of the common stock exchanged for such new shares, reduced by the amount of the adjusted basis of any common stock exchanged for such new shares that is allocated to the fractional share for which cash is received. The holding period of the new, post-reverse split shares of the common stock resulting from implementation of the reverse stock split will include a U.S. holder’s holding periods for the pre-reverse split shares. A stockholder who receives cash in lieu of a fractional share of new common stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of old common stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

Non U.S. Holders. A non-U.S. holder of the Company’s common stock generally will not be subject to U.S. federal income tax with respect to any gain recognized as a result of cash received in lieu of a fractional share in connection with the reverse stock split; provided, however, that gain will be subject to tax if (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (in which case, for a non-U.S. holder that is a foreign corporation, the branch profits tax may also apply), and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder, (ii) the gain is recognized by a non-U.S. holder who is present in the United States for 183 or more days in the taxable year of the reverse stock split and certain other conditions are met, or (iii) the Company is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes. The Company believes it currently is not and it does not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding. Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Approval Required

The affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding as of the record date is required to approve the amendment of the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, to (i) effect a reverse split of the common stock in the range of 1:5 to 1:8 and (ii) reduce the number of authorized shares of common stock. Abstentions and “broker non-votes” will not be counted as having been voted on the proposal, and therefore will have the same effect as negative votes.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, to (i) effect a reverse stock split of Anthera’s common stock in the range of 1:5 to 1:8, such ratio to be determined in the discretion of our Board of Directors and (ii) reduce the number of authorized shares of common stock from 195,000,000 to 100,000,000.

PROPOSAL 4

APPROVAL OF 2013 STOCK OPTION AND INCENTIVE PLAN

The Board believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On March 25, 2013, the Board of Directors approved the 2013 Stock Option and Incentive Plan (the “2013 Plan”), subject to stockholder approval.  The 2013 Plan provides flexibility of the Compensation Committee in granting stock options and other awards to our officers, employees, non-employee directors and other key persons (including consultants) and to ensure that the Company can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committee. A copy of the 2013 Plan is attached as Annex B to this Proxy Statement and is incorporated herein by reference.

Proposal 4 seeks stockholder approval of the 2013 Plan.  Stockholder approval of Proposal 4 will also allow certain awards granted under the 2013 Plan to qualify as performance-based compensation exempt from the cap imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), on the Company’s tax deduction with respect to compensation paid to certain executive officers.  Upon stockholder approval of the 2013 Plan, no additional grants will be made under the Company’s 2010 Stock Option and Incentive Plan (the “2010 Plan”).

Summary of Material Features of the 2013 Plan

The material features of the 2013 Plan are:

•	The maximum number of shares of common stock to be issued under the 2013 Plan is fourteen million (14,000,000) shares, plus the number of shares remaining available for issuance under the 2010 Plan;

•
The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights, and cash-based awards is permitted;

•
Grants of “full value” awards are deemed for purposes of determining the number of shares available for future grants under the 2013 Plan as an award for 1.5 shares for each share of common stock subject to the award.  Grants of stock option or stock appreciation rights are deemed to be award of one share for each share of common stock subject to the award;

•	Minimum vesting periods are required for certain grants of restricted stock, restricted stock units and performance share awards;

•	The exercise price of stock options and stock appreciation rights will not be decreased in any manner without stockholder approval;

•	Any material amendment to the 2013 Plan is subject to approval by our stockholders; and

•	The term of the 2013 Plan will expire on May 16, 2023, which is ten years from the date of the annual meeting.

Based solely on the closing price of our common stock as reported by the NASDAQ Global Market on March 25, 2013, the maximum aggregate market value of the common stock that could potentially be issued under the 2013 Plan is approximately $12.9 million. The shares we issue under the 2013 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards under the 2013 Plan, as well as under the Company’s 2010 Plan or the Company’s 2005 Equity Incentive Plan that are forfeited, canceled or are otherwise terminated (other than by exercise) are added back to the shares of common stock available for issuance under the 2013 Plan.  The following shares will not be added back to the shares authorized for issuance under the 2013 Plan: shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the Amended Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the Amended Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following:  (1) total shareholder return, (2) achievement of key clinical milestones, (3) earnings before interest, taxes, depreciation and amortization; (4) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (5) changes in the market price of the stock; (6) economic value-added; (7) funds from operations or similar measure; (8) sales or revenue; (9) acquisitions or strategic transactions; (10) operating income (loss); (11) cash flow (including, but not limited to, operating cash flow and free cash flow); (12) return on capital, assets, equity, or investment; (13)  return on sales; (12) gross or net profit levels; (13) productivity; (14) expense; (15) margins; (16) operating efficiency; (17) customer satisfaction; (18) working capital; (19) earnings (loss) per share of common stock; (20) sales or market shares; and (21) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and which may be applied to the Company as a whole or to a unit, division, group or subsidiary.  The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle.  Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 6,000,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 6,000,000 shares of common stock may be granted to any one individual during any calendar year period.  If a performance-based award is payable in cash, it cannot exceed $2 million for any performance cycle.

SUMMARY OF THE 2013 PLAN

The following description of certain features of the 2013 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2013 Plan that is attached hereto as Annex B.

Plan Administration. The 2013 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the 2013 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 28 individuals are currently eligible to participate in the 2013 Plan, which includes 8 officers, 13 employees who are not officers, and 7 non-employee directors.

Plan Limits. Fourteen million (14,000,000) shares, plus the number of shares remaining available for issuance under the 2010 Plan, are initially available for issuance under the 2013 Plan. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 6,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 6,000,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $2 million. In addition, no more than 50,000,000 shares will be issued in the form of incentive stock options.

Stock Options. The 2013 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2013 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NASDAQ on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2013 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The term of a stock appreciation right shall be determined by the Compensation Committee, but may not exceed ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2013 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2013 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Performance Share Awards. The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Change of Control Provisions. The 2013 Plan provides that upon the effectiveness of a “sale event” as defined in the 2013 Plan, except as otherwise provided by the Compensation Committee in the award agreement, the parties to the sale event may agree that awards shall be assumed or continued by the successor entity. If the parties to the sale event do not provide for the assumption or continuation of awards, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion and, upon the effective time of the sale event, the plan and all awards will terminate.  In the event of such termination, (i) the Company shall have the option, in its sole discretion, to make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights or (ii) each grantee will be permitted, within a specific period of time prior to the sale event, to exercise all outstanding stock options and stock appreciation rights, to the extent then exercisable.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2013 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2013 Plan, to certain limits in the 2013 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2013 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Amendments and Termination. The Board may at any time amend or discontinue the 2013 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ, any amendments that materially change the terms of the 2013 Plan will be subject to approval by our stockholders. Except to reflect changes in our capital structure, outstanding stock options or stock appreciation rights may not be repriced without obtaining stockholder approval.    Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2013 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of the 2013 Plan. The Board adopted the 2013 Plan on March 25, 2013 and it will become effective upon being approved by our stockholders. Awards of incentive options may be granted under the 2013 Plan until the date that that is 10 years from the date of Board approval. No other awards may be granted under the 2013 Plan after the date that is 10 years from the date of stockholder approval.   If the 2013 Plan is not approved by stockholders, the 2010 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

Because the grant of awards under the 2013 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2013 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2013 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2012: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Stock Options		RSUs
Name and Positions in 2012	Grant Date Fair Value (1)	Number (#)	Grant Date Fair Value (2)	Number (#)(3)

Paul F. Truex, President and Chief Executive Office, Director	$156,810	116,822	$230,943	37,984
Christopher P. Lowe, Chief Business Officer and Chief Financial Officer	$107,384	80,000	$114,578	18,845
Colin Hislop, M.D., Senior Vice President and Chief Medical Officer	$107,384	80,000	$60,332	9,923
Debra Odink, Ph.D., Senior Vice President and Chief Technology officer	$156,810	116,822	$45,101	7,418
Georgina Kilfoil, Senior Vice President, Product Development	$80,538	60,000	$31, 877	5,243
All current executive officers, as a group	$608,926	453,644	$482,831	79,413
All current directors who are no executive officers, as a group	$113,657	100,000	$—	—
All current employees who are not executive officers, as a group	$296,822	261,000	$237,517	73,437

(1)
The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 10 to our financial statements for the year ended December 31, 2012.

(2)
The grant date fair value of each equity award is calculated based on the closing sales price of our common stock on the date of grant in accordance with FASB ASC 718, excluding the effect of estimated forfeitures.

(3)
Represents restricted stock units received in lieu of cash awards under  non-equity incentive plan compensation. These restricted stock units were earned in 2011 and paid in 2012. 100% of the restricted stock units vest on the one year anniversary of the vesting commencement date of January 3, 2012.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2010 Plan. It does not describe all federal tax consequences under the 2013 Plan, nor does it describe state or local tax consequences.

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2013 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2013 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plan in effect as of December 31, 2012.

Equity Compensation Plan Information
Number of
Securities
Remaining
Available for
	Number of		Future Issuance
	Securities		Under Equity
	to be Issued		Compensation
	Upon Exercise of	Weighted Average	Plan (Excluding
	Outstanding	Exercise Price of	Securities
	Options, Warrants	Outstanding Options,	Referenced in
Plan Category	and Rights, and Release of RSUs	Warrants and Rights	Column (a))
	(a)	(b)	(c)

Equity compensation plan approved by security holders: 2005 Equity Incentive Plan and Amended and Restated 2010 Stock Option and Incentive Plan (1)	2,628,623	$3.02	1,461,053
E\ Equity compensation plan not approved by security holders:	—	—	—
Total

(1)	Includes 2,403,711 shares of common stock issuable upon the exercise of outstanding options and 224,912 shares of common stock issuable upon the vesting of restricted stock units.

Approval Required

The approval of the 2013 Stock Option and Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions and “broker non-votes” will not be counted as having been voted on the proposal, and therefore will have the same effect as negative votes.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the approval of the 2013 Stock Option and Incentive Plan.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that shareholders have the opportunity to cast an advisory (non-binding) vote on executive compensation commencing with our 2013 Annual General Meeting (a so-called “say-on-pay” vote), as well as an advisory vote with respect to whether future say-on-pay votes will be held every one, two or three years, which is the subject of Proposal No. 6.

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement.  The advisory vote on executive compensation is not a vote on the Company’s general compensation policies, compensation of the Company’s Board of Directors, or the Company’s compensation policies as they relate to risk management.  The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our shareholders by rewarding short-term and long-term performance and tying compensation to increases in shareholder value.  The Compensation Discussion and Analysis section herein provides a more detailed discussion of the executive compensation program and compensation philosophy.

The vote under this Proposal No. 5 is advisory, and therefore not binding on the Company, the Board or our Compensation Committee.  However, our Board, including our Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Shareholders will be asked at the Annual General Meeting to approve the following resolution pursuant to this Proposal 5:

“RESOLVED, that, subject to fiduciary duties under applicable law, the shareholders of the Company vote in favor of a non-binding, advisory vote approving the compensation of the Company’s ‘named executive officers.’”

Approval Required

The affirmative vote of a majority of the holders of common stock present in person or by proxy and entitled to vote at the Annual Meeting (whether voting is by show of hands or a poll is taken) is necessary to approve this proposal. As a result, abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the approval of the compensation of the Company’s named executive officers as described in this proxy.

PROPOSAL 6

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background

We are also required by the Dodd-Frank Act to provide shareholders with a separate advisory (non-binding) vote for the purpose of asking shareholders to express their preference for the frequency of future say-on-pay votes.  Shareholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years.  We are required to solicit shareholder votes on the frequency of future say-on-pay proposals at least once every six years, although we may seek shareholder input more frequently.

Our shareholders will have the following three options to choose from: (1) every year (“EVERY YEAR” on the proxy card), (2) every two years (“EVERY TWO YEARS” on the proxy card) or (3) every three years (“EVERY THREE YEARS” on the proxy card). In addition, shareholders may choose to abstain from voting on this proposal.

By selecting one of these alternatives, shareholders are voting to approve the selected alternative (or abstain from this vote), and are not voting to approve or disapprove our recommendation. The vote is advisory, and therefore not binding on Anthera, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering the frequency of holding future advisory votes on the compensation of our named executive officers.

Our Board of Directors believes that, of the three choices, submitting a non-binding, advisory say-on-pay resolution to shareholders every three years is preferable based on a number of considerations, including: (1) the three-year period provides the shareholders sufficient time to evaluate the effectiveness of our executive compensation program, any changes made to the program and our related performance; (2) the three-year period allows us adequate time to consider the results of the vote, engage the shareholders to understand the vote results and to implement any desired changes to our executive compensation program that the Compensation Committee deems advisable, and (3) votes every three years aligns with the multi-year vesting schedules for equity awards granted to our executive officers, which are designed to incentivize and reward executives for maximizing our longer-term performance.

Approval Required

        The votes that are the subject of this proposal are all non-binding, advisory votes, and therefore will not have any binding legal effect on Anthera or our Board of Directors. However, our Board of Directors does intend to take the results of the vote on this proposal into account in its decision regarding the frequency with which Anthera submits say-on-pay proposals in the future.  Abstentions and broker non-votes will have no effect on this Proposal 6. If you sign and submit your proxy card without marking your voting instructions, your shares will be voted for frequency of “EVERY THREE YEARS”.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR a frequency of “EVERY THREE YEARS” for the frequency of future advisory votes on executive compensation.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, their ages as of March 25, 2013, and certain other information about them are set forth below (unless set forth elsewhere in this proxy statement).

Name	Age	Position

Paul F. Truex	44	Chief Executive Officer, President and Director
Christopher P. Lowe	45	Chief Business Officer and Chief Financial Officer
Colin Hislop, M.D.	55	Senior Vice President and Chief Medical Officer
Debra Odink, Ph.D.	49	Senior Vice President and Chief Technology Officer
Paula Adams, Ph.D.	50	Vice President, Regulatory Affairs & Compliance
May Liu	37	Vice President, Finance

The biographies of our executive officers, other than Mr. Truex, whose biography is set forth above, appear below.

Christopher P. Lowe.  Mr. Lowe has served as our Chief Business Officer and Chief Financial Officer since February 2011. Prior to that time and since November 2007, he served as our Chief Financial Officer and Vice President of Administration. Beginning in September 2005 and up until he joined the company, Mr. Lowe served as Vice President of Finance & Administration and, beginning in January 2006, as Chief Financial Officer of Asthmatx, Inc., a medical technology company. Previously, Mr. Lowe was with Peninsula Pharmaceuticals, Inc., as Corporate Controller from June 2004 to October 2004 and Chief Accounting Officer from October 2004 until June 2005. Mr. Lowe holds a B.S. in business administration from California Polytechnic State University, San Luis Obispo and an M.B.A. from Saint Mary’s University, Texas. Mr. Lowe is a director of Hansen Medical Corporation, a medical device company.

Colin Hislop, M.D.  Dr. Hislop has served as our Senior Vice President and Chief Medical Officer since June 2010. Prior to that, he served as our Senior Vice President of Cardiovascular Products since November 2005 and also served as a consultant to the company from July 2005 through November 2005. From October 2004 until June 2005, Dr. Hislop was Vice President, Clinical Development for Peninsula Pharmaceuticals, Inc. where he oversaw three global development programs for Peninsula’s anti-infective product portfolio. From September 2001 until September 2004, Dr. Hislop served as Vice President of Clinical Development at CV Therapeutics, Inc., a biopharmaceutical company. Dr. Hislop holds a B.Sc. in medical biochemistry from the University of Surrey, and a degree in medicine from the University of London.

Debra Odink, Ph.D.  Dr. Odink has served as our Senior Vice President and Chief Technology Officer since December 2011.  Prior to that, she served as Senior Vice President of Pharmaceutical Research and Development since June 2010, and as our Vice President of Pharmaceutical Research and Development since December 2005. From September 2002 until July 2005, Dr. Odink served as Vice President of Pharmaceutical Chemistry and Product Development at Peninsula Pharmaceuticals, Inc., a biopharmaceutical company, where she was responsible for manufacturing and product development strategies for assets licensed to Peninsula. Dr. Odink holds a B.S. in chemistry from California State University, Stanislaus and a Ph.D. in inorganic chemistry from the University of California at Davis.

Paula Adams.  Dr. Adams has served as our Vice President, Regulatory Affairs and Compliance since January 2012.  Prior to joining us, Dr. Adams served as Vice President, Regulatory Affairs and Quality Assurance of OXiGENE, Inc., a biopharmaceutical company, from  December 2011 to January 2012 and as Senior Director, Regulatory Affairs and Quality Assurance from August 2009 to December 2011.  Previously, Dr. Adams was with Anesiva from 2007 to 2009 and with SkyePharma (now known as Pacira Pharmaceuticals, Inc.) from 2002 to 2007, served as Senior Director, Regulatory Affairs and Quality Assurance at both pharmaceutical companies.  Dr. Adams holds a B.A. in natural sciences from John Hopkins University, Baltimore and a Ph.D. in toxicology from University of North Carolina, Chapel Hill.

May Liu.  Ms. Liu has served as our Vice President, Finance since January 2011. Prior to that, she served as our Corporate Controller since October 2007.  Ms. Liu joined us as our Director of Finance in April 2007.  Prior to joining us, Ms. Liu served as SEC Reporting and Technical Accounting Manager at Renovis, Inc., a clinical-stage pharmaceutical company, from October 2005 to March 2007.  Ms. Liu has been a Certified Public Accountant since 2007 and worked at the audit and assurance practice of Ernst & Young, LLP. from 2000 to 2005, focusing primarily in the life science industry.  Ms. Liu holds a B.S. in business administration with a concentration in accounting from San Francisco State University.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our executive compensation policies and arrangements as they relate to our named executive officers who are listed in the compensation tables set forth below. The following discussion should be read together with the compensation tables and related disclosures set forth below.

Background and Objectives

We are a biopharmaceutical company focused on developing and commercializing products to treat serious diseases associated with inflammation, including cardiovascular and autoimmune diseases. The success of development companies is significantly influenced by the quality and motivation of their work forces. As a result, we face significant competition for executives and other talented employees from numerous pharmaceutical research and development companies in the San Francisco Bay Area. With this in mind, we strive to provide what we believe is a competitive total compensation package to our executive officers through a combination of base salary, short-term cash incentives and long-term equity compensation, in addition to broad-based employee benefits programs, in order to closely align the interests of our executive officers with those of our stockholders, to attract talented individuals to manage and operate all aspects of our business, to reward these individuals fairly and to retain those individuals who meet our high expectations and support the achievement of our business objectives.

Role of Compensation Committee and Executive Officers

Our executive compensation program is administered by our Board of Directors upon recommendation of our compensation committee. Our compensation committee is responsible for overseeing our executive compensation policies, plans and programs, reviewing our achievements as a company and the achievements of our individual officers, and recommending to our Board of Directors the type and level of compensation for our named executive officers and our directors. The primary goal of our compensation committee is to closely align the interests of our named executive officers with those of our stockholders. To achieve this goal, our compensation committee relies on compensation that is designed to attract and retain executives whose abilities are critical to our long term success, that motivates individuals to perform at their highest level and that rewards achievement.

The annual responsibilities of our compensation committee include the following:

•	reviewing and recommending corporate goals and objectives relevant to the compensation of our Chief Executive Officer and named executive officers;

•
evaluating the performance of our Chief Executive Officer and named executive officers in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer; and

•	reviewing and approving the level of equity awards, annual salary and bonuses for our named executive officers and other employees.

In reviewing and approving these matters, our compensation committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of interests of our executive officers and our stockholders and our ability to attract and retain qualified individuals. For executive compensation decisions, including decisions relating to the grant of equity awards to our named executive officers, our compensation committee typically considers the recommendations of Mr. Truex, our Chief Executive Officer. Mr. Truex also generally participates in our compensation committee’s deliberations about executive compensation matters. However, Mr. Truex does not participate in the deliberation or determination of his own compensation.

Our compensation committee has not established any formal policies or guidelines for allocating compensation between current and long-term equity compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short-term and long-term goals and objectives, our compensation committee relies on its judgment about each individual’s performance in a rapidly changing business environment rather than adopting a formulaic approach to compensatory decisions that are too narrowly responsive to short-term changes in business performance. In making determinations about performance, our compensation committee does not solely rely on formal goals or metrics, but rather takes into account input from appropriate members of management with respect to an individual’s performance, as well as its own observations.

Role of Compensation Consultant

Our compensation committee has the authority under its charter to engage the services of any consulting firm or other outside advisor to assist it.  In October 2012, our compensation committee engaged Radford, an independent consulting firm specializing in the life sciences and technology industries, to review and provide comparative data on the base salary, bonus, equity compensation and total direct compensation of our executive officers as compared against 21 similar peer group public biotechnology with 14-100 employees participating in the Radford Life Sciences survey. Our compensation committee reviewed the report by Radford  and made no changes to our executive compensation as detailed below, based in part, on such report and in light of the Company’s financial position.

The companies in the peer group were as follows:

•	ACADIA Pharmaceuticals, Inc.	•	Inovio Pharmaceuticals, Inc.
•	Agenus, Inc.	•	Keryx Biopharmaceuticals, Inc.
•	Amicus Therapeutics, Inc.	•	OncoGenex Pharmaceuticals, Inc.
•	Anacor Pharmaceuticals, Inc.	•	Oncothyreon, Inc.
•	ArQule, Inc.	•	Pain Therapeutics, Inc.
•	Celsion Corp.	•	Sunesis Pharmaceeuticals, Inc.
•	Cempra, Inc.	•	Threshold Pharmaceuticals, Inc.
•	Cytokinetics, Inc.	•	Tranzyme, Inc.
•	CytRx Corp.	•	Trius Therapeutics, Inc.
•	Discovery Laboratories, Inc.	•	Zalicus, Inc.
•	Durata Therapeutics, Inc.

Radford was retained by and reported directly to our compensation committee and do not provide any other services to the Company.

Compensation Elements

Base Salary.  The base salaries of our named executive officers are primarily established based on the scope of their responsibilities and performance, taking into account comparable company data from our compensation consultants and based upon our compensation committee’s understanding of compensation paid to similarly situated executives, and adjusted as necessary to recruit or retain specific individuals. We typically review the base salaries of our named executive officers annually. We may increase the base salary of an executive officer at other times if a change in the scope of the executive’s responsibilities, such as promotion, justifies such consideration. We believe that a competitive base salary relative to the companies with which we compete for executives is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on experience, skills and expected contributions of our executives and our executives’ performance during the prior year. In making determinations about the performance of our named executive officers, our compensation committee takes into account the achievement of corporate goals, which are set annually by our compensation committee and generally include milestones related to our preclinical and clinical studies and fundraising, as well as informal individual goals, which are position-specific and are communicated to the named executive officer over the course of the year.

As part of its annual review of compensation, effective April 1, 2013, our Board of Directors, upon the recommendation of the compensation committee, approved the following annual base salary for certain of our employees, including certain of our named executive officers. The salaries for our named executive officers were targeted towards the 50th percentile of base compensation in our peer group, based on the Radford data, taking into consideration adjustments for promotions.    The salaries for such named executive officers are as follows:

Named Executive Officer	Annual Base Salary Effective April 1, 2012	Annual Base Salary Effective April 1, 2013

Paul F. Truex,	$515,000	$515,000
Chief Executive Officer, President and Director
Christopher P. Lowe,	$350,000	$350,000
Chief Business Officer and Chief Financial Officer
Colin Hislop, M.D.,	$350,000	$350,000
Senior Vice President and Chief Medical Officer
Debra Odink, Ph.D.,	$340,000	$340,000
Chief Technology Officer, Pharmaceutical Research and Development
Georgina Kilfiol,	$265,000	$—
Senior Vice President, Product Development (1)

(1)	Ms. Kilfoil resigned as an officer of the Company effective as of February 15, 2013.

As part of its annual review of compensation and taking into consideration the comparative compensation data from Remedy Compensation Consulting, effective April 1, 2012, our Board of Directors, upon the recommendation of the compensation committee, approved annual base salary adjustments for certain of our employees, including certain of our named executive officers. Such adjustments were targeted towards the 50th percentile of base compensation in our peer group, based on the Remedy Compensation Consulting data, taking into consideration adjustments for promotions. The adjusted salaries for such named executive officers are as follows:

Named Executive Officer	Annual Base Salary Prior to April 1, 2012	Annual Base Salary Effective April 1, 2012

Paul F. Truex,	$500,000	$515,000
Chief Executive Officer, President and Director
Christopher P. Lowe,	$340,000	$350,000
Chief Business Officer and Chief Financial Officer
Colin Hislop, M.D.,	$340,000	$350,000
Senior Vice President and Chief Medical Officer
Debra Odink, Ph.D.,	$270,000	$340,000
Senior Vice President and Chief Technology Officer
Georgina Kilfoil (1)	$250,000	$265,000
Former Senior Vice President, Product Development

(1)	Ms. Kilfoil resigned as an officer of the Company effective as of February 15, 2013.

Cash Bonuses. In March 2010, the Board of Directors adopted the Company’s Executive Incentive Bonus Plan, or the Bonus Plan, which applies to certain key executives, or the Executives, that are recommended by the compensation committee and selected by the board. The Bonus Plan provides for bonus payments based upon the attainment of performance targets established by the board and related to financial and operational metrics with respect to the Company or any of its subsidiaries, or the Performance Goals, which would include the achievement of clinical study or operational milestones, results of clinical studies and achievement of specified financial metrics or objectives. Any bonuses paid under the Bonus Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas shall be adopted in each performance period by the Board and communicated to each Executive. No bonuses shall be paid under the Bonus Plan unless and until the Board makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Company may adjust bonuses payable under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to Executives under the Bonus Plan based upon such other terms and conditions as the Board may in its discretion determine.

Each Executive is given a targeted bonus opportunity set for each performance period. The maximum bonus payable to an Executive under the Bonus Plan is 125% of the Executive’s bonus opportunity. The Performance Goals will be measured at the end of each fiscal year after the Company’s financial reports have been published or such other appropriate time as the board shall determine. If the Performance Goals are met, payments will be made within 30 days thereafter, and if met for the previous fiscal year, not later than March 31. An Executive must be employed by the Company as of the payment date in order to receive a bonus payment, provided that the board may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of an Executive’s termination of employment, retirement, death or disability.

In March 2013, our board of directors, upon recommendation of the compensation committee, approved annual cash bonuses under the Bonus Plan for performance in 2012. The annual target bonus opportunities for 2012 (expressed as a percentage of base salary and targeted towards the 50th percentile of our peer group) for our named executive officers were as follows: Mr. Truex (55%), Mr. Lowe (40%), Dr. Hislop (35%) and Dr. Odink (30%).  Mrs. Kilfoil did not receive any bonus for 2012 as a result of her termination on February 15, 2013, as our bonus policy requires an Executive be employed by the Company as of the payment date in order to receive a bonus payment.  These bonus payments were based upon the achievement of the following corporate goals:

• continued development of our product candidates, including completing enrollment of our VISTA-16 clinical study for varespladib by the second quarter of 2012,
 • advanced development of blisibimod through completion of the Phase 2 PEARL-SC study, successful conduct of an Open Label Extension (“OLE”) clinical study and successful end of phase 2 meeting with the FDA to enable start of a Phase 3 study for blisibimod,
 • consider strategic partnership opportunities for our product candidates, and
• opportunistically support our corporate development objectives with appropriate financing and budgeting efforts.

In determining cash bonuses under the Bonus Plan, our board determined that 50% of the 2012 corporate goals had been achieved. Each individual's target bonus was then adjusted for personal performance. The following cash bonus amounts for 2012 performance were approved for our named executive officers: Mr. Truex ($56,066), Mr. Lowe ($27,933), Dr. Hislop ($24,441), and Dr. Odink ($20,468).  Mrs. Kilfoil did not receive a bonus for 2012 as a result of terminating her employment on February 15, 2013 in accordance with the Bonus policy, which requires the Executive be employed by the Company as of the payment date in order to receive a bonus payment

With respect to payment of these bonuses, our Board of Directors, upon the recommendation of our compensation committee, approved annual bonuses earned in respect of 2012 performance to be paid partially in the form of Restricted Stock Units, or RSUs, for certain of the Company's employees, including certain of the Company's named executive officers. RSUs approved for such named executive officers are as follows:

Named Executive Officer	RSUs Granted		% of Bonus Paid in RSUs
Paul F. Truex, President and Chief Executive Officer	135,644		60%
Christopher P. Lowe, Chief Business Officer and Chief Financial Officer	67,579		60%
Colin Hislop, M.D., Senior Vice President and Chief Medical Officer	59,132	(2)	60%
Debra Odink, Ph.D., Senior Vice President and Chief Technology Officer	49,519		60%
Georgina Kilfoil, Senior Vice President, Product Development (1)	-		-

(1)
Mrs. Kilfoil did not receive a bonus for 2012 as a result of her termination on February 15, 2013 in accordance with the Bonus policy, which requires the Executive be employed by the Company as of the payment date in order to receive a bonus payment

(2)	A portion of RSUs will be contributed into Dr. Hislop’s 401(k) account.

Equity Incentive Compensation.  We generally grant stock options to our employees, including our named executive officers, in connection with their initial employment with us. We also typically grant stock options on an annual basis as part of annual performance reviews of our employees.

In 2012, our Board of Directors granted 814,644 stock options to our employees, named executive officers and directors and 152,850 RSUs to our employees and named executive officers. In exercising its discretion to determine the amount of each grant for recommendation to our Board of Directors, the compensation committee generally took into account each individual’s contributions towards the achievement of our annual corporate goals.

Stock option awards provide our named executive officers and other employees with the right to purchase shares of our common stock at a fixed exercise price, subject to their continued employment. Stock options are earned on the basis of continued service and generally vest over four years, beginning with vesting as to 25% of the award on the one-year anniversary of the date of grant, and pro-rata vesting monthly thereafter. Stock options granted under the 2010 Plan may not be exercised prior to the award vesting in full. Stock options previously granted under the 2005 Plan may be exercised prior to the award vesting in full, subject to our right of repurchase. In addition, in the past, we have also granted options to purchase smaller amounts of stock, typically fewer than 10,000 shares, which are immediately vested to recognize employee contributions, including those of our named executive officers. Furthermore, we generally grant incentive stock options to employees up to the statutory limit, then non-statutory options thereafter and non-statutory options to non-employees. See the section entitled “— Potential Payments Upon Termination or Change in Control” for a discussion of the change in control provisions related to stock options.

Restricted stock units provide our executive officers and other employees to receive shares of stock upon the vesting of the restricted stock units, subject to their continued employment. Restricted stock units generally vest in equal annual installments over four years. However, we also have granted restricted stock units that vest in full after one year as a short-term incentive after our successful IPO. See the section below entitled “— Potential Payments Upon Change in Control and Termination” for a discussion of the change in control provisions related to restricted stock.

After our IPO, we adopted an equity award grant policy that formalized how we grant equity-based awards to officers and employees. Under our equity award grant policy, all grants must be approved by our Board of Directors or compensation committee. All stock options will be awarded with an exercise price equal to the fair value of our common stock and calculated based on our closing market price on the last trading day of the quarter in which the grant is approved.

Other Compensation.  We currently maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan.

As discussed below in “— Severance and Change in Control Arrangements” and in “— Potential Payments Upon Change in Control and Termination,” we have, for all named executive officers, agreements providing certain benefits upon termination of their employment in relation to a change in control, including the acceleration of vesting of restricted stock and options. Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers under certain circumstances, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions in connection with a termination following a change of control are appropriate because they will encourage our restricted stock and option holders, including our named executive officers, to stay focused in such circumstances, rather than the potential implications for them.

All of our named executive officers are party to severance agreements that provide benefits upon termination of employment in connection with a change of control.

Tax and Accounting Treatment of Compensation.  Section 162(m) of the Internal Revenue Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any one year with respect to each of our named executive officers other than the chief financial officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. Certain awards under our 2013 Plan and 2010 Plan may qualify for the exemption if certain additional requirements are satisfied. To maintain flexibility in compensating officers in a manner designed to promote varying corporate goals, our compensation committee has not adopted a policy requiring all compensation to be deductible. Although tax deductions for some amounts that we pay to our named executive officers as compensation may be limited by section 162(m), that limitation does not result in the current payment of increased federal income taxes by us due to our significant net operating loss carry-forwards. Our compensation committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under section 162(m) if it determines that such action is appropriate and in our best interests.

We account for equity compensation paid to our employees under the rules of FASB ASC 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table

The following table summarizes the compensation that we paid to our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers during the years ended December 31, 2012, 2011 and 2010. We refer to these officers in this proxy statement as our named executive officers.

Name and Principal Position as of December 31, 2012	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation (4)	Total ($)

Paul F. Truex President, Chief Executive Officer and Director	2012	$507,883	—	—	$156,810	$56,066	$84,099	$804,952

	2011	$493,750	—	—	$343,102	—	$230,945	$1,067,797

	2010	$383,333	—	$460,960	—	$398,000	—	$1,242,293

Christopher P. Lowe Chief Business Officer and Chief Financial Officer	2012	$347,500	—	—	$107,384	$27,933	$41,899	$524,762

	2011	$359,968	—	—	$342,102	—	$114,580	$816,650

	2010	$283,333	—	$214,400	—	$184,000	—	$681,733

Colin Hislop, M.D. Chief Medical Officer	2012	$347,500	—	—	$107,384	$24,441	$36,662	$516,027

	2011	$338,333	—	—	$342,102	$40,222	$60,333	$780,990

	2010	$303,333	—	$214,400	—	$132,000	—	$649,733

Debra Odink, Ph.D. Chief Technology Officer, Pharmaceutical Research and Development	2012	$327,736	—	—	$156,810	$20,468	$30,702	$535,750

	2011	$269,000	—	—	$278,198	$30,070	$45,104	$622,372

	2010	$232,179	—	$134,000	—	$80,000	—	$446,179

Georgina Kilfoil(5) Senior Vice President, Product Development	2012	$261,250	—	—	$80,538	—	—	$341,788

	2011	$250,000	—	—	$292,840	$31,875	$31,875	$606,590

	2010	$197,917	—	$120,600	—	$37,000	—	$355,517
_______________________
(1)
This column reflects the aggregate grant date fair value of equity awards granted in 2010. During 2010, we granted restricted stock units to our named executive officers and the grant date fair value is calculated based on the closing sales price of our common stock on the grant date and in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. See Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions made in determining the valuation of stock awards.

(2)
During 2012 and 2011, we granted stock options to our named executive officers and the grant date fair value is calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. See Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions made in determining the valuation of option awards.

(3)
Includes performance cash bonus awards paid following our initial public offering, annual cash performance bonus awards paid in 2011 for 2010 performance, annual cash bonus awards paid in 2012 for 2011 performance and annual cash awards to be paid in 2013 for 2012 performance. Please see footnote 4 to this table with respect to non-equity incentive plan compensation awards for 2012 and 2011 performance forgone at the election of the named executive officer.

(4)
Includes the dollar value of non-equity incentive plan compensation forgone at the election of the named executive officer in lieu of restricted stock units. Each named executive officer elected to receive restricted stock units in lieu of either all or a portion of the cash award. See Grants of Plan Based Awards table for disclosure of restricted stock granted in lieu of the cash award.

(5)
Ms. Kilfoil joined us on March 16, 2010 and resigned effective February 15, 2013.  Pursuant to our bonus policy, which requires an Executive be employed by the Company as of the payment date in order to receive a bonus payment., Mrs. Kilfoil did not receive a bonus for 2012.

 Grants of Plan-Based Awards

The following table sets forth certain information with respect to awards under our equity and non-equity incentive plans made by us to our named executive officers and stock options awarded to our named executive officers for the year ended December 31, 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Target ($)	Maximum ($)(2)

Paul F. Truex	1/3/2012			37,984	—	—	$230,945

	3/30/2012				116,822	$2.21	$156,810

		$283,250	$643,750

Christopher P. Lowe	1/3/2012			18,845	—	—	$114,580

	3/30/2012				80,000	$2.21	$107,384

		$140,000	$437,500

Colin Hislop, M.D.	1/3/2012			9,923	—	—	$60,333

	3/30/2012				80,000	$2.21	$107,384

		$122,500	$437,500

Debra Odink, Ph.D.	1/3/2012			7,418	—	—	$45,104

	3/30/2012				116,822	$2.21	$156,810

		$102,000	$425,000

Georgina Kilfoil (6)	1/3/2012			5,243	—	—	$31,875

	3/30/2012				60,000	$2.21	$80,538

		$79,500	$331,250
_______________________
(1)	The plan does not have a threshold.

(2)	The plan allows for a bonus payment of up to 125% of the executive officer’s salary.

(3)
Includes restricted stock units received in lieu of cash awards under  non-equity incentive plan compensation. These restricted stock units were earned in 2011 and paid in 2012. 100% of the restricted stock units vest on the one year anniversary of the vesting commencement date. The vesting commencement date of these grants is January 3, 2012.

(4)
These options vest over four years as follows: 25% of the shares vest one year following the vesting commencement date, with the remaining 75% vesting in equal monthly installments over the next three years. The vesting commencement date of the 2012 grants is December 15, 2011.  The vesting commencement date of the 2012 grants is January 3, 2012.

(5)
The grant date fair value of each equity award is calculated based on the closing sales price of our common stock on the date of grant in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. See Note 10 and Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 and 2011, respectively, for a discussion of the assumptions made in determining the valuation of stock and option awards.

(6)	Ms. Kilfoil joined us on March 16, 2010 and resigned effective February 15, 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2012 with respect to our named executive officers.
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)*		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Paul F. Truex	262,826		—		$0.26	1/23/2017
	66,376	(2)	—		$1.51	2/18/2019
	21,240	(3)	—		$1.51	2/18/2019
	40,982		40,982	(7)	$4.88	1/1/2021
	17,430		17,428	(8)	$4.88	1/1/2021
	26,771		90,051	(9)	$2.21	3/30/2022
							62,984	$39,050
Christopher P. Lowe	64,886	(4)	—		$1.34	2/21/2018
	47,777	(5)	—		$1.34	2/21/2018
	6,284	(2)	—		$1.51	2/18/2019
	40,982		40,982	(7)	$4.88	1/1/2021
	17,430		17,428	(8)	$4.88	1/1/2021
	18,333		61,667	(9)	$2.21	3/30/2022
							29,845	$18,504
Colin Hislop, M.D.	50,447		—		$0.26	1/23/2017
	23,364	(2)	—		$1.51	2/18/2019
	5,257		—		$1.51	4/15/2019
	40,982		40,982	(7)	$4.88	1/1/2021
	17,430		17,428	(8)	$4.88	1/1/2021
	18,333		61,667	(9)	$2.21	3/30/2022
							24,923	$15,452
Debra Odink, Ph.D.	25,894	(2)	—		$1.51	2/18/2019
	40,982		40,982	(7)	$4.88	1/1/2021
	6,518		6,518	(8)	$4.88	1/1/2021
	26,771		90,051	(9)	$2.21	3/30/2022
							17,418	$10,799
Georgina Kilfoil (10)	40,982		40,982	(7)	$4.88	1/1/2021
	9,018		9,018	(8)	$4.88	1/1/2021
	13,750		46,250	(9)	$2.21	3/30/2022
							16,493	$10,226
_______________________

*
Unless otherwise noted in the footnotes, these options vest over four years as follows: 25% of the shares vest one year following the vesting commencement date, with the remaining 75% vesting in equal monthly installments over the next three years.

(1)	Represents the closing market price of our common stock as of December 31, 2012 ($0.62) multiplied by the number of restricted stock units.

(2)
This incentive stock option vests in equal monthly installments over four years commencing on August 12, 2008. The unvested options contain an early exercise feature subject to the Company’s right of repurchase.

(3)
This non-statutory stock option vests in equal monthly installments over four years commencing on August 12, 2008. The unvested options contain an early exercise feature subject to the Company’s right of repurchase.

(4)	The vesting commencement date of this incentive stock option is November 26, 2007.

(5)	The vesting commencement date of this non-statutory stock option is November 26, 2007.

(6)	These restricted stock units vest in equal annual installments over four years. The vesting commencement date of these grants is June 30, 2010.

(7)	The vesting commencement date of this incentive stock option is December 15, 2010.

(8)	The vesting commencement date of this non-statutory stock option is December 15, 2010.

(9)	The vesting commencement date of this incentive stock option is January 3, 2012.

(10)	Ms. Kilfoil joined us on March 16, 2010 and resigned effective February 15, 2013.

Option Exercises and Stock Vested

Options Exercised and Stock Vested — 2012

The following table sets forth certain information with respect to the options exercised and vesting of stock awards during the year ended December 31, 2012 with respect to our named executive officers.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized upon Vesting ($)(2)

Paul F. Truex	20,000	$152,800	12,500	$8,625
Christopher P. Lowe	—	—	5,500	$3,795
Colin Hislop, M.D.	40,000	$273,600	7,500	$5,175
Debra Odink, Ph.D.	—	—	5,000	$3,450
Georgina Kilfoil (3)	—	—	5,625	$3,881

(1)
This column reflects the value realized for vested options exercised in 2012. The dollar amounts are determined by multiplying (x) the number of options exercised by (y) the difference between the market price of our common stock on the date of exercise and the exercise price of the stock option.

(2)
This column reflects the value realized for shares of stock acquired upon vesting of restricted stock units in 2012. The dollar amounts are determined by multiplying (x) the number of shares acquired upon vesting of restricted stock units by (y) the market price of our common stock on the date of vesting.

(3)	Ms. Kilfoil joined us on March 16, 2010 and resigned effective February 15, 2013.

Stock and Benefit Plans

2005 Equity Incentive Plan

Our 2005 Plan was adopted by our Board of Directors and approved by our stockholders in April 2005. We initially reserved 2,175,817 shares of our common stock for the issuance of awards under the 2005 Plan.

Our 2005 Plan is administered by our Board of Directors, which has the authority to delegate full power and authority to a committee of the board. Our Board of Directors or any committee delegated by our Board of Directors has the power to select the individuals to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award, to provide substitute awards and to determine the specific terms and conditions of each award, subject to the provisions of the 2005 Plan.

The 2005 Plan permits us to make grants of incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights to employees, directors and consultants. Stock options granted under the 2005 Plan have a maximum term of 10 years from the date of grant and incentive stock options have an exercise price of no less than the fair market value of our common stock on the date of grant. Upon a sale event in which all awards are not assumed or substituted by the successor entity, the vesting of awards under the 2005 Plan shall be accelerated in full prior to the sale event and all stock options issued thereunder will terminate.

All stock option awards that are granted to our named executive officers are covered by a stock option agreement. Except as noted above, under the stock option agreements, 25% of the shares vest on the first anniversary of the grant date and the remaining shares vest monthly over the following three years. Our Board of Directors may accelerate the vesting schedule in its discretion. We did not engage in any option repricing or other modification to any of our outstanding equity awards during the fiscal year ended December 31, 2012.

Our Board of Directors determined not to grant any further awards under the 2005 Plan after the completion of our IPO. We adopted the 2010 Plan effective upon the consummation of our IPO in March 2010.

Amended and Restated 2010 Stock Option and Incentive Plan

In February 2010, our Board of Directors, upon the recommendation of our compensation committee, approved the 2010 Plan, which was then approved by our stockholders. Our Board of Directors subsequently approved the amendment and restatement of our 2010 Plan, which was approved by our stockholders at our annual stockholders' meeting held in July 2010. Our Board of Directors subsequently amended the 2010 Plan on June 10, 2011. The 2010 Plan became effective upon the consummation of our IPO and replaced the 2005 Plan, as our Board of Directors determined not to make additional awards under the 2005 Plan once the 2010 Plan became effective. The 2010 Plan provides flexibility to our compensation committee to use various equity-based incentive awards as compensation tools to motivate our workforce.

We initially reserved 233,644 shares of our common stock for the issuance of awards under the 2010 Plan plus an additional 35,670 shares of common stock available for grant under our 2005 Plan, which shares were added to the shares reserved under our 2010 Plan, and an additional 200,000 shares that were added by the amendment and restatement approved at our 2010 annual stockholders' meeting. The 2010 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning in 2011, by 4% of the outstanding number of shares of common stock on the immediately preceding December 31. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization, and resulted in automatic additions of 1,315,214, 1,637,521 and 3,166,063 shares on January 1, 2011, January 1, 2012 and January 1, 2013, respectively.

The shares we issue under the 2010 Plan are authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the 2010 Plan are added back to the shares of common stock available for issuance under the 2010 Plan.

The 2010 Plan is administered by our Board of Directors under recommendation by our compensation committee. Our Board of Directors has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the 2010 Plan. The Board of Directors may delegate to our compensation committee or our Chief Executive Officer the authority to grant options to certain individuals. Persons eligible to participate in the 2010 Plan will be those of our full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective employees) as selected from time to time by our Board of Directors in its discretion.

The 2010 Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or the Code, and (ii) options that do not so qualify. The option exercise price of each option will be determined by our compensation committee but may not be less than 100% of the fair market value of the common stock on the date of grant. The term of each option will be fixed by our compensation committee and may not exceed 10 years from the date of grant. Our compensation committee will determine at what time or times each option may be exercised.

Our Board of Directors may award stock appreciation rights subject to such conditions and restrictions as our compensation Board of Directors may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price shall not be less than the fair market value of the common stock on the date of grant.

Our Board of Directors may award restricted shares of common stock to participants subject to such conditions and restrictions as our compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. Our compensation committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as our compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment through a specified vesting period. Our Board of Directors may also grant shares of common stock which are free from any restrictions under the 2010 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Our Board of Directors may grant performance share awards to any participant which entitles the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as our compensation committee shall determine.

Our Board of Directors may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock.

Our Board of Directors may grant cash bonuses under the 2010 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

The 2010 Plan also provides that upon the effectiveness of a "sale event" as defined in the 2010 Plan, except as otherwise provided by our compensation committee in the award agreement, all awards will automatically terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the compensation committee's discretion. In addition, in the case of a sale event in which our stockholders will receive cash consideration, we may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

No awards may be granted under the 2010 Plan after the date that is 10 years from the date of stockholder approval.  Upon stockholder approval of the 2013 Plan, our Board of Directors has determined not to grant any further awards under the 2010 Plan.  Please refer to “Proposal 4 — Approval of 2013 Stock Option and Incentive Plan” for a summary of the material terms of the 2013 Plan.

2010 Employee Stock Purchase Plan

Our Board of Directors adopted the Anthera Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan (the “ESPP”), and our stockholders approved the ESPP at our 2010 annual stockholders’ meeting. Our Board of Directors subsequently amended the ESPP on December 15, 2010. We have reserved 100,000 shares of common stock for issuance thereunder plus on January 1, 2011 and each January 1 thereafter, the number of shares of stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (i) one percent (1%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or (ii) 250,000 shares of common stock. Automatic additions of 250,000 shares each were added on January 1, 2011, January 1, 2012 and January 1, 2013. Under the ESPP, eligible employees of the Company and certain designated subsidiaries of the Company may authorize the Company to deduct amounts from their compensation, which amounts are used to enable the employees to purchase shares of the Company’s common stock. The purpose of the ESPP is to attract and retain key personnel, and encourage stock ownership by the Company’s employees.

The ESPP is a broad-based employee stock purchase plan under Section 423 of the Code.

The shares that are reserved under the ESPP have an aggregate value of approximately $305,000 based on the closing price of the common stock as reported on The NASDAQ Global Market on December 31, 2012.

The ESPP is administered by the person or persons appointed by our Board of Directors. The ESPP provides that all employees of the Company and any designated subsidiaries of the Company who work at least 20 hours per week are eligible to participate in the ESPP, except for persons who are deemed under Section 423(b)(3) of the Code to own five percent (5%) or more of the voting stock of the Company. Participation by any eligible employee is voluntary. The number of employees potentially eligible to participate in the ESPP is approximately 20 persons.

The ESPP provides for two “offering periods” within each year, and the first commenced on September 1, 2010 and ended on December 31, 2010. Thereafter, the first offering period in a year will commence on the first business day occurring on or after each January 1 and ending on the last business day occurring on or before the following June 30, and the second will commence on the first business day occurring on or after each July 1 and ending on the last business day occurring on or before the following December 31. Eligible employees may elect to become participants in the ESPP by enrolling prior to each semi-annual date to purchase shares under the ESPP. Shares are purchased through the accumulation of payroll deductions of not less than one percent (1%) nor more than ten percent (10%) of each participant’s compensation. The maximum number of shares of common stock that can be purchased under the ESPP during any one calendar year is that number having a fair market value of $25,000 on the first day of the purchase period pursuant to which the shares are purchased. The number of shares to be purchased with respect to any purchase period will be the lesser of (a) the number of shares determined by dividing the participant’s balance in the plan account on the last day of the purchase period by the purchase price per share for the stock, (b) 10,000 shares, and (c) such other lesser maximum number of shares as shall have been established by the administrator in advance of the offering. The purchase price per share will be 85% of the fair market value of the common stock as of the first date or the ending date of the applicable semi-annual purchase period, whichever is less.

A participant’s right to purchase shares during a purchase period under the ESPP is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in the offering at any time during the offering period, and participation automatically ceases on termination of employment with the Company.

The number of shares that are reserved for issuance under the ESPP is subject to adjustment for stock splits and similar events. The proceeds received by the Company from exercise under the ESPP will be used for the general purposes of the Company. Shares issued under the ESPP may be authorized but unissued shares or shares reacquired by the Company and held in its treasury.

The ESPP shall remain in full force and effect until suspended or discontinued by our Board of Directors. Our Board of Directors may, at any time, terminate the ESPP; provided, that the ESPP shall automatically terminate in accordance with its terms as of the tenth anniversary of its adoption by the Board of Directors. Our Board of Directors may at any time, and from time to time, amend the ESPP in any respect, except that without the approval within 12 months of such board action by the stockholders, no amendment may be made increasing the number of shares approved for the ESPP or making any other change that would require stockholder approval in order for the ESPP, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

401(k) Savings Plan

We have established a 401(k) plan to allow our employees to save on a tax-favorable basis for their retirement. We do not match any contributions made by any employees, including our named executive officers, pursuant to the plan.

Pension Benefits

None of our named executive officers participate in or have account balances in pension benefit plans sponsored by us.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Severance and Change in Control Arrangements

We consider it essential to the best interests of our stockholders to foster the continuous employment of our key management personnel. In this regard, we recognize that the possibility of a change in control may exist and that the uncertainty and questions that it may raise among management could result in the departure or distraction of management personnel to the detriment of the Company and our stockholders. In order to reinforce and encourage the continued attention and dedication of certain key members of management, we have entered into several change in control agreements and severance agreements with certain of our executive officers.

We have entered into change in control agreements with each of our named executive officers, Paul Truex, Christopher Lowe, Colin Hislop and Debra Odink, and had previously entered into a change in control agreement with Georgina Kilfoil, who resigned effective February 15, 2013.  Pursuant to the agreements, upon the occurrence of a change in control or within 12 months thereafter, if we terminate the officer’s employment for any reason other than for cause or if there is a constructive termination, in either case, the officer is entitled to receive as severance compensation 100% of his or her then-current base salary for a period of up to 12 months and payment of continuation coverage premiums for health, dental, and vision benefits for the officer and his or her covered dependents, if any, for a period of 12 months pursuant to COBRA. In addition, the executive is entitled to receive (i) 12 months’ accelerated vesting of any unvested options to purchase our common stock and (ii) the immediate lapsing of any vesting restrictions on any restricted stock awards as of the date of termination.

In these agreements, the definition of “change in control” generally means the occurrence, in a single transaction or in a series of related transactions of any one or more of the following events, subject to specified events: (a) any Exchange Act Person (defined in the change in control agreements generally as any natural person, entity, or group not including the Company or any subsidiaries) becomes the owner of securities representing more than 50% of the combined voting power of our then outstanding securities; (b) a merger, consolidation or similar transaction involving the Company is consummated and immediately after the consummation of such merger, consolidation, or similar transaction, our stockholders immediately prior thereto do not own either outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity or more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction; or (c) a sale, lease, license or other disposition of all or substantially all of our consolidated assets is consummated.

In these agreements, “cause” means: (a) gross negligence or willful misconduct in the performance of duties that is not cured within 30 days of written notice, where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company; (b) repeated unexplained or unjustified absence; (c) a material and willful violation of any federal or state law; (d) commission of any act of fraud with respect to the Company; or (e) commission of an act of moral turpitude or conviction of or entry of a plea of nolo contendere to a felony.

“Constructive termination” means an officer’s resignation within 180 days of the occurrence of any of the following events without the officer’s prior written consent, provided the officer provides notice within 90 days of the first occurrence of such event and such event remains uncured 30 days after delivery of the written notice: (a) a material diminution of such officer’s duties, responsibilities or authority; (b) a material diminution of base compensation; or (c) a material change in the geographic location at which the officer provides services to us.

All payments and benefits are conditioned on the executive’s execution and non-revocation of a general release agreement at the time of termination. All payments due upon termination (as discussed in this entire section) may be delayed up to six months from the termination date if necessary to avoid adverse tax treatment under Section 409A of the Internal Revenue Code.

Potential Payments Upon Change in Control and Termination

The tables below reflect potential payments and benefits available for each of our named executive officers upon termination in connection with a change in control or termination, assuming the date of occurrence is December 31, 2012. See section entitled  “— Severance and Change in Control Arrangements” above.

Named Executive Officer Benefits and Payments Upon Termination(1)

Name	Involuntary Termination within One Year of Change In Control(2)

Paul F. Truex	$522,257
Christopher P. Lowe	$356,281
Colin Hislop, M.D.	$350,247
Debra Odink, Ph.D.	$346,261
Georgina Kilfoil (3)	$271,656
_______________

(1)
Assumes triggering event effective as of December 31, 2012. Upon a voluntary termination or termination for cause, each named executive officer would receive any earned but unpaid base salary until December 31, 2012. These payments would be available to all employees upon termination.

(2)	Includes continuation of base salary determined as of December 31, 2012 and health, dental and vision benefits for 12 months.

(3)	Ms. Kilfoil resigned effective February 15, 2013.

Acceleration of Vesting of Options and Stock upon Termination(1)
Name	Number of Shares of Accelerated Stock and Value Upon Involuntary Termination and in Connection with a Change in Control(2)

Paul F. Truex	$39,050	(3)
Christopher P. Lowe	$18,504	(4)
Colin Hislop, M.D.	$15,452	(5)
Debra Odink, Ph.D.	$10,799	(6)
Georgina Kilfoil (3)	$6,975	(7)

________________

(1)
Assumes triggering event effective as of December 31, 2012 and excludes vested stock and options held as of such date. The market value of the accelerated restricted stock units is based on the closing price of $0.62 per share on December 31, 2012.

(2)	Includes full acceleration of restricted stock units.

(3)	58,441 of Mr. Truex’s options and 62,984 shares of Mr. Truex’s restricted stock units would accelerate upon involuntary termination and in connection with a change of control.

(4)	87,047 of Mr. Lowe’s options and 29,845 shares of Mr. Lowe’s restricted stock units would accelerate upon involuntary termination and in connection with a change of control.

(5)	67,538 of Dr. Hislop’s options and 24,923 shares of Dr. Hislop’s restricted stock units would accelerate upon involuntary termination and in connection with a change of control.

(6)	52,956 of Dr. Odink’s options and 17,418 shares of Dr. Odink’s restricted stock units would accelerate upon involuntary termination and in connection with a change of control.

(7)	49,583 of Mrs. Kilfoil’s options and 16,493 shares of Ms. Kilfoil’s restricted stock units would accelerate upon involuntary termination and in connection with a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2012, we have engaged in the following transaction with our directors, executive officers, holders of more than 5% of our voting securities, each of whom we refer to as a Beneficial Owner, or any member of the immediate family of any of the foregoing persons.

The spouse of Georgina Kilfoil, our former Senior Vice President, Product Development who resigned effective February 15, 2013, was the former Chief Executive Officer of InClin, Inc. (“InClin”). Ms. Kilfoil was a consultant for InClin until joining us in March 2010. We previously used InClin’s clinical research organization services to supplement the clinical research organization services we receive from other providers, but terminated this relationship as of September 2012.  For the period from September 9, 2004 (Date of Inception) to December 31, 2012, we paid InClin approximately $6.4 million for the clinical research organization services it provided to us.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain of our executive officers. As permitted by the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the personal liability of our directors to us for monetary damages for a breach of their fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. A “director” or “officer” includes any person who is or was a director or officer of us or as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at our request, but does not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Company with respect to such person’s activities prior to said transaction unless specifically authorized by our Board of Directors or our stockholders. Pursuant to our amended and restated bylaws, we also have the power to indemnify our employees to the extent permitted under Delaware law. Our amended and restated bylaws provide that we shall advance expenses to directors in connection with any proceeding in which such director is involved because of his or her status as a director and we may, at the discretion of our Board of Directors, advance expenses to officers and employees in connection with any proceeding in which such officer or employee is involved because of his or her status as such. Our amended and restated bylaws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or, at our request, served in such a capacity for another enterprise.

We have entered into indemnification agreements with each of our directors and certain of our executive officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors; and

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Procedures for Approval of Related Person Transactions

The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee shall be required for all such transactions. The Audit Committee may establish such policies and procedures as it deems appropriate to facilitate such review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each director, (ii) each named executive officer, (iii) all directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock as of January 31, 2013, unless otherwise indicated below.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after January 31, 2013, but excludes unvested stock options, which contain an early exercise feature. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 31, 2013. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Percentage ownership calculations for beneficial ownership for each person or entity are based on 139,809,345 shares outstanding as of January 31, 2013. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Anthera Pharmaceuticals, Inc., 25801 Industrial Blvd., Suite B, Hayward, California 94545.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

5% or Greater Stockholders:
Deerfield Mgmt, L.P. and affiliated entities, or Deerfield (1)	13,934,965	9.94%
Sabby Healthcare Volatility Master Fund, Ltd and affiliated entities, or Sabby (2)	8,397,776	6.01%
Orbimed Advisors LLC (3)	8,795,334	6.23%
Tang Capital Partners LP (4)	11,466,674	8.20%
Named Executive Officers and Directors:
Paul F. Truex(5)	1,116,764	*
Christopher P. Lowe(6)	238,328	*
Colin Hislop, M.D.(7)	253,255	*
Debra Odink, Ph.D.(8)	231,143	*
Georgina Kilfoil(9)**	176,817	*
Christopher S. Henney, Ph.D.(10)	344,929	*
James I. Healy, M.D., Ph.D.(11)	4,157,064	2.97%
Bogdan Dziurzynski, D.P.A.(12)	16,770	*
Daniel K. Spiegelman(13)	52,750	*
David E. Thompson(14)	68,166	*
Peter A. Thompson (15)	35,541	*
Sanford Zweifach (16)	0	*
All named executive officers and directors as a group (12 persons)	6,691,527	*
_____________

*	Represents beneficial ownership of less than 1% of the shares of common stock.
**	Ms. Kilfoil resigned as Senior Vice President of Product Development as of February 15, 2013.

(1)
Based on Schedule 13G filed on February 11, 2013. Consists of (i) 7,578,684 shares of common stock and 152,800 shares of common stock issuable upon exercise of warrants held by Deerfield Special Situations Fund, L.P., whose general partner is Deerfield Mgmt, L.P., and (ii) 5,956,281 shares of common stock and 247,200 shares of common stock issuable upon exercise of warrants held by Deerfield Special Situations International Master Fund, L.P., whose general partner is Deerfield Mgmt, L.P. James E. Flynn is the managing member of the general partner of Deerfield Management Company, L.P. The address for Deerfield Mgmt is 780 Third Avenue, 37th Floor, New York, NY 10017.

(2)
Based on 13G filed on January 28, 2013. Consists of 8,397,776 shares of common stock held by Sabby Healthcare Volatility Master Fund, Ltd, a Cayman Islands company. Sabby Management, LLC, a Delaware limited liability company, indirectly owns 8,397,776 shares of common stock because it serves as the investment manager of Sabby Healthcare Volatility Master Fund, Ltd. Hal Mintz indirectly owns 8,397,776 shares of Common Stock in his capacity as manager of Sabby Management, LLC. The address for Sabby Healthcare Volatility Master Fund, Ltd is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands.

(3)
Based on Schedule 13D filed on February 4, 2013 on behalf of Orbimed Advisors LLC, OrbiMed Capital GP VI LLC, and Samuel D. Isaly. Includes 7,462,000 shares of common stock and 1,333,334 shares of common stock issuable upon exercise of warrants, all owned of record by Orbimed Private Investments IV, LP. OrbiMed Advisors LLC, a registered investment adviser under the Investment Advisers Act of 1940, as amended, is the sole managing member of OrbiMed Capital GP IV LLC, which is the sole general partner of Orbimed Private Investments IV, LP. Samuel D. Isaly owns a controlling interest in OrbiMed Advisors LLC. As such, OrbiMed Advisors LLC, OrbiMed Capital GP IV LLC and Mr. Isaly share power to direct the vote and to direct the disposition of such shares. The address for OrbiMed Advisors LLC’s principal office is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(4)
Based solely upon a Schedule 13G/A filed January 25, 2013. Tang Capital Partners is the beneficial owner of 11,466,674 shares of common stock. Tang Capital Partners shares voting and dispositive power over such shares with Tang Capital Management and Kevin C. Tang. Tang Capital Management, as the general partner of Tang Capital Partners, may be deemed to beneficially own the 11,466,674 shares held by Tang Capital Partners. Tang Capital Management shares voting and dispositive power over such shares with Tang Capital Partners and Kevin C. Tang. Kevin C. Tang may be deemed to beneficially own 11,466,674 shares of common stock. Mr. Tang disclaims beneficial ownership of all shares reported herein except to the extent of his pecuniary interest therein. The address of Tang Capital Partners is 4747 Executive Drive, Suite 510, San Diego, CA 92121.

(5)
Includes (i) 666,537 shares of common stock  owned of record by the 2006 Truex Irrevocable Trust U/A/D 04/06/2005 and (ii) options to purchase an additional 450,227 shares of common stock that are exercisable within 60 days of January 31, 2013, owned of record by Paul F. Truex.

(6)	Includes (i) 30,336 shares of common stock and (ii) options to purchase 207,992 shares of common stock that are exercisable within 60 days of January 31, 2013, owned of record by Mr. Lowe.

(7)
Includes (i) 85,142 shares of common stock, 15,183 shares of which are owned of record by the Hislop-Burton Family Trust and (ii) options to purchase an additional 168,113 shares of common stock that are exercisable within 60 days of January 31, 2013, owned of record by Dr. Hislop.

(8)
Includes (i) 117,740 shares of common stock, 99,937 shares of which are owned of record by the Debra A. Odink Living Trust, for which Dr. Odink serves as trustee and (ii) options to purchase an additional 113,403 shares of common stock that are exercisable within 60 days of January 31, 2013, owned of record by Ms. Odink.

(9)
Includes (i) 106,401 shares of common stock, 87,616 shares of which are owned of record by the certain family members and for which Ms. Kilfoil is the beneficial owner and (ii) options to purchase an additional 70,416 shares of common stock that are exercisable within 60 days of January 31, 2013, owned of record by Ms. Kilfoil.

(10)
Includes (i) 302,429 shares of common stock, 100,000 of which are owned of record by the Christopher Scot Henney TTEE Henney QPRT Maui Trust and (ii) options to purchase an additional 42,500 shares of common stock that are exercisable within 60 days of January 31, 2013, owned of record by Dr. Henney.

(11)
Includes (i) 32,443 shares of common stock owned of record by Dr. Healy and (ii) options to purchase an additional 22,000 shares of common stock that are exerciseable within 60 days of January 31, 2013, owned of record by Dr. Healy. Also includes the following shares indirectly owned by Dr. Healy: (i) 3,298,684 shares of common stock and 86,996 shares of common stock issuable upon exercise of warrants all owned of record by Sofinnova Venture Partners VI, L.P.; (ii) 653,550 shares of common stock and 17,237 shares of common stock issuable upon exercise of warrants all owned of record by Sofinnova Venture Partners VI GmbH & Co. KG; and (iii) 44,969 shares of common stock and 1,185 shares of common stock issuable upon exercise of warrants, all owned of record by Sofinnova Venture Affiliates VI, L.P. Alain Azan, Eric Buatois, Michael Powell and Dr. James I. Healy are the managing members of the general partner of the limited partnerships that directly hold such shares, and as such, may be deemed to share voting and investment power with respect to such shares. Dr. Healy is a director of Anthera. Messrs. Azan, Buatois and Powell and Dr. Healy disclaim beneficial ownership, except to the extent of their proportionate pecuniary interest in Sofinnova. The address for Sofinnova Ventures is 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025.

(12)	Includes options to purchase 16,770 shares of common stock that are exercisable within 60 days of January 31, 2013, owned of record by Mr. Dziurzynski.

(13)	Includes options to purchase 52,750 shares of common stock that are exercisable within 60 days of January 31, 2013, owned of record by Mr. Spiegelman.

(14)
Includes (i) 28,201 shares of common stock, 7,758 of which are owned of record by the David E. Thompson Revocable Trust and (ii) options to purchase an additional 39,965 shares of common stock that are exercisable within 60 days of January 31, 2013, owned of record by Mr. Thompson.

(15)	Includes options to purchase 35,541 shares of common stock that are exercisable within 60 days of January 31, 2013, owned of record by Mr. Thompson.

(16)	Mr. Zweifach joined our Board on March 25, 2013 and holds no options to purchase common stock that are exercisable within 60 days of January 31, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2012

The following Compensation Committee Report and Audit Committee Report are not considered proxy solicitation materials and are not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Compensation Committee Report and Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished this report on executive compensation. None of the members of the Compensation Committee is currently an officer or employee of the Company and all are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board of Directors for approval and evaluating the compensation plans, policies and programs of the Company and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this proxy statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.
2. Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

COMPENSATION COMMITTEE

David E. Thompson, Chairman
Bogdan Dziurzynski
Peter A. Thompson, M.D.
Sanford Zweifach

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.anthera.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2012 with the Company’s management and Deloitte & Touche, LLP, the Company’s independent registered public accounting firm. In addition, the Audit Committee has discussed with Deloitte & Touche, LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte & Touche, LLP the matters required to be discussed by statement on Auditing Standards No. 114 (formerly SAS 61), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche, LLP. required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of Deloitte & Touche, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2012.

The Audit Committee and the Board of Directors have recommended the selection of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

AUDIT COMMITTEE

Daniel K. Spiegelman, Chairman
Christopher Henney
Peter A. Thompson, M.D.
Sanford Zweifach

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, annual report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and streetname holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our annual report and proxy materials for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of Broadridge Financial Solutions, Inc., at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our annual report and proxy materials, please submit your request to Investor Relations who will promptly deliver the requested copy.

Registered stockholders who have not consented to householding will continue to receive copies of annual reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Our Annual Report for the fiscal year ended December 31, 2012, as well as copies of our Annual Report for the fiscal year ended December 31, 2011, are available free of charge on our website at www.anthera.com or you can request a copy free of charge by calling Investor Relations at 510-856-5600 or sending an e-mail request to Investor Relations by accessing our website (www.anthera.com), selecting the “Investors” tab and then selecting “Investor Contact.” Please include your contact information with the request.

By Order of the Board of Directors

Anthera Pharmaceuticals, Inc.
Sincerely,

Paul F. Truex
President
Hayward, California
April 5, 2013

ANTHERA PHARMACEUTICALS, INC. ATTN: BIANA NERY 25801 INDUSTRIAL BLVD. SUITE B HAYWARD, CA 94545
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except

The Board of Directors recommends you vote
FOR the following:		☐	☐	☐

1.	Election of Directors
Nominees

01	David E. Thompson

02	Sanford Zweifach

The Board of Directors recommends you vote FOR proposal 2:							For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.						☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3:							For	Against	Abstain

3.
To approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, to (i) effect a reverse stock split of our common stock in the range of 1:5 to 1:8, such ratio to be deterined in the discretion of our Board of Directors and (ii) reduce the number of authorized shares of common stock from 195,000,000 to 100,000,000 (on a post-split basis).
							☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4:							For	Against	Abstain

4.	To approve the Company’s 2013 Stock Option and Incentive Plan.						☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5:							For	Against	Abstain

5.	To approve the compensation of the Company’s named executive officers as described in this proxy.						☐	☐	☐

The Board of Directors recommends you vote FOR “EVERY THREE YEARS” for proposal 6:						1 year	2 years	3 years	Abstain

6.	To approve the frequency of every three years for advisory votes on executive compensation.					☐	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

ANTHERA PHARMACEUTICALS, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul F. Truex and Christopher P. Lowe proxies, and hereby authorizes each of them to represent and vote as designated on the other side (each with the power to act without the other and with the power of substitution), all the shares of stock of Anthera Pharmaceuticals, Inc. (the “Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on May 16, 2013 or any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner you direct. If no direction is made, your proxy will be voted FOR the proposals described in the enclosed proxy statement and in the discretion of the proxy holders on all other matters that may come before the meeting.

Address change / comments:

(If you noted any Address Changes and / or Comments above, please mark corresponding box on the reverse side.)
(Continued, and to be marked, dated and signed, on the other side)

Annex A

Form of Amendment to Fifth Amended and Restated Certificate of Incorporation, as amended

ANTHERA PHARMECEUTICALS, INC.

2013 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Anthera Pharmaceuticals, Inc. 2013 Stock Option and Incentive Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of Anthera Pharmaceuticals, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations.  If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle.  The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following:  total shareholder return, achievement of key clinical milestones, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals.  Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award of shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)           Administration of Plan.  The Plan shall be administered by the Administrator, provided that the amount, timing and terms of the grants of Awards to Non-Employee Directors shall be determined by the compensation committee or similar committee comprised solely of Non-Employee Directors.

(b)           Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)           to select the individuals to whom Awards may from time to time be granted;

(ii)          to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)         to determine the number of shares of Stock to be covered by any Award;

(iv)         to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)          to accelerate at any time the exercisability or vesting of all or any portion of any Award provided that the Administrator generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee’s death, disability or retirement, or a change in control (including a Sale Event);

(vi)         subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

(vii)        at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)           Delegation of Authority to Grant Options.  Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees.  Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.  The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)           Award Certificate.  Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)           Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)           Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to:  (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)           Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 15,000,000 shares plus (ii) the number of shares of Stock that remain available for grants under the Anthera Pharmaceuticals, Inc. Amended and Restated 2010 Stock Option and Incentive Plan (the “2010 Plan”), subject to adjustment as provided in this Section 3.  For purposes of this limitation, the shares of Stock underlying any Awards under the Plan, as well as any shares of Stock underlying any awards under the 2010 Plan or the Anthera Pharmaceuticals, Inc. 2005 Equity Incentive Plan, that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.  Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan:  (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof.  In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan.  Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 6,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, no more than 10 percent of the total number of shares of Stock authorized for issuance under the Plan may be granted in the form of Unrestricted Stock Awards and no more than 50,000,000 shares of the Stock may be issued in the form of Incentive Stock Options.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)           Effect of Awards.  The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 1.5 shares of Stock for each such share of Stock actually subject to the Award.  The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award.  Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

(c)           Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable.  The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.  The adjustment by the Administrator shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)           Mergers and Other Transactions.  Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree.  To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate and upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate.  In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable  at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.

(e)           Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation.  The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.  Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.  If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(a)           Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(b)           Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(c)           Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date.  The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d)           Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(i)           In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)           Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)           By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv)           With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection.  The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee).  In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(e)           Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.  To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.  STOCK APPRECIATION RIGHTS

(a)           Exercise Price of Stock Appreciation Rights.  The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(b)           Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c)           Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator.  The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.  RESTRICTED STOCK AWARDS

(a)           Nature of Restricted Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)           Rights as a Stockholder.  Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award.  Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)           Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.  Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)           Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse.  Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.  RESTRICTED STOCK UNITS

(a)           Nature of Restricted Stock Units.   The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.  Notwithstanding the foregoing, in the event that any such Restricted Stock Units granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted Stock Units granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period.  At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock.  To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b)           Election to Receive Restricted Stock Units in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units.  Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator.  Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein.  The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.  Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)           Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(d)           Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.  UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan.  Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.  CASH-BASED AWARDS

Grant of Cash-Based Awards.  The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant.  The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine.  Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.  PERFORMANCE SHARE AWARDS

(a)           Nature of Performance Share Awards.  The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan.  The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b)           Rights as a Stockholder.  A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee.  A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c)           Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.  PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)           Performance-Based Awards.  Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator.  The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee.  Each Performance-Based Award shall comply with the provisions set forth below.

(b)           Grant of Performance-Based Awards.  With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award).  Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets.  The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c)           Payment of Performance-Based Awards.  Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle.  The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d)           Maximum Award Payable.  The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 6,000,000shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.  DIVIDEND EQUIVALENT RIGHTS

(a)           Dividend Equivalent Rights.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.  A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock Award with performance vesting or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)           Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment.  Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)           Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.  TRANSFERABILITY OF AWARDS

(a)           Transferability.  Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.  No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.  No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)           Administrator Action.  Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.  In no event may an Award be transferred by a grantee for value.

(c)           Family Member.  For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)           Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.  TAX WITHHOLDING

(a)           Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)           Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.  SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.  Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.  TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)           a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)           an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash.  To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.  Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.  GENERAL PROVISIONS

(a)           No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)           Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded.  All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded.  The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements.  The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)           Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)           Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)           Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)           Forfeiture of Awards under Sarbanes-Oxley Act.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and certificate of incorporation, and applicable stock exchange rules.  No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

Annex B

2013 Stock Option and Incentive Plan

CERTIFICATE OF AMENDMENT
TO
FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ANTHERA PHARMACEUTICALS, INC.

Paul F. Truex hereby certifies that:

ONE:               The date of filing the original Certificate of Incorporation of Anthera Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”) with the Secretary of State of the State of Delaware was September 9, 2004.

TWO:             He is the duly elected and acting President of the Corporation.

THREE:          The first sentence of Article IV of the Fifth Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby further amended and restated to read in its entirety as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred five million (105,000,000), of which (i) one hundred million (100,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) five million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.001 per share (the “Undesignated Preferred Stock”).

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation, each [5 to 8] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation's transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder's Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the  NASDAQ Global Market as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

FOUR:            This Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

* * * *

In Witness Whereof, Anthera Pharmaceuticals, Inc. has caused this Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation to be signed by its President this __ day of May, 2013.

Anthera Pharmaceuticals, Inc.

By:	/s/ Paul F. Truex
Paul F. Truex, President

CERTIFICATE OF AMENDMENT
TO FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ANTHERA PHARMACEUTICALS, INC.